Filed pursuant to Rule 424(b)(7)

Registration No. 333-284905

Prospectus Supplement

(To Prospectus dated February 13, 2025)

25,523,226 Ordinary Shares

Birkenstock Holding plc

This prospectus supplement relates to a public offering by BK LC Lux MidCo S.à r.l. (the “selling shareholder,” which is ultimately controlled by affiliates of funds managed or advised by L Catterton Management Limited or its subsidiaries (“L Catterton”)) of 25,523,226 ordinary shares, no par value, of Birkenstock Holding plc (“ordinary shares”). The underwriter may also purchase up to 3,828,483 ordinary shares from the selling shareholder within 30 days of the date of this prospectus supplement (the “Option”). We will not receive any of the proceeds from the sale of the ordinary shares by the selling shareholder.

The ordinary shares are admitted to trading on the New York Stock Exchange (the “NYSE”) under the symbol “BIRK.” On August 13, 2026, the last reported share price of the ordinary shares as reported on the NYSE was $41.00 per ordinary share.

Subject to the completion of this offering, we have agreed to repurchase by way of redemption from the underwriter 12,761,613 ordinary shares that are subject to this offering at a price per ordinary share equal to the price per share to be paid by the underwriter to the selling shareholder in this offering (the “Share Redemption”). Accordingly, the number of ordinary shares for sale to the general public will be 12,761,613 ordinary shares (or 16,590,096 ordinary shares if the underwriter‘s Option to purchase additional shares described herein is exercised in full). The ordinary shares redeemed by us pursuant to the Share Redemption will be cancelled and no longer outstanding following the completion of the Share Redemption.

Following the offering and the Share Redemption, the selling shareholder will beneficially own approximately 44.75% of our ordinary shares (or 42.43% if the underwriter exercises in full its Option to purchase additional ordinary shares from the selling shareholder).

Investing in our ordinary shares involves risks. See “Risk Factors” beginning on page S-5 of this prospectus supplement and the sections entitled “Risk Factors” in the accompanying prospectus beginning on page 9 and in our Annual Report on Form 20-F for the fiscal year ended September 30, 2025 (the “2025 Annual Report”) and in the other documents incorporated by reference in this prospectus supplement and the accompanying prospectus.

The following table shows the per share and total underwriting discounts and commissions to be paid to the underwriter by the selling shareholder.

	Per ordinary share	Total
Public offering price	$39.35	$1,002,169,468.89
Underwriting discounts and commissions(1)	$0.17	$2,169,474.21
Proceeds, before expenses, to the selling shareholder	$39.18	$999,999,994.68

(1)
See “Underwriting” beginning on page S-9 of this prospectus supplement for a description of all compensation payable to the underwriter. The total public offering price reflects the sale of 12,761,613 ordinary shares at the per share public offering price and our repurchase by way of redemption of 12,761,613 ordinary shares from the underwriter at a price of $39.18 per share. The underwriter will not be entitled to any underwriting discounts or commission in respect of the ordinary shares to be repurchased by way of redemption by us.

Neither the U.S. Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of these ordinary shares or determined if this prospectus supplement is truthful or complete. Any representation to the contrary is a criminal offense.

The underwriter expects to deliver the ordinary shares against payment in New York, New York on or about August 17, 2026.

J.P. Morgan

The date of this prospectus supplement is August 13, 2026.

TABLE OF CONTENTS

PROSPECTUS SUPPLEMENT

PROSPECTUS

Neither we, the selling shareholder nor the underwriter have authorized anyone to provide any information or to make any representations other than the information contained or incorporated by reference in this prospectus supplement, any amendment or supplement to this prospectus supplement or in any free writing prospectus prepared by or on behalf of us or to which we may have referred you. We, the selling shareholder and the underwriter take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We, the selling shareholder and the underwriter have not authorized any other person to provide you with different or additional information. Neither we, the selling shareholder nor the underwriter are making an offer to sell the ordinary shares in any jurisdiction where the offer or sale is not permitted. This offering is being made in the United States and elsewhere solely on the basis of the information contained or incorporated by reference in this prospectus supplement. You should assume that the information appearing in this prospectus supplement is accurate only as of the date on the front cover of this prospectus supplement and the information in the documents incorporated by reference in this prospectus supplement is accurate only as of the date of such document, regardless of the time of delivery of this prospectus supplement or any sale of the ordinary shares. Our business, financial condition, results of operations and prospects may have changed since the date on the front cover of this prospectus supplement. This prospectus supplement is not an offer to sell or the solicitation of an offer to buy these ordinary shares in any circumstances under which such offer or solicitation is unlawful.

For investors outside the United States: Neither we, the selling shareholder nor the underwriter have done anything that would permit this offering or the possession or distribution of this prospectus supplement in any jurisdiction where action for those purposes is required, other than in the United States. Persons outside the United States who come into possession of this prospectus supplement must inform themselves about, and observe any restrictions relating to, this offering of ordinary shares and the distribution of this prospectus supplement outside the United States. See “Underwriting.”

S-iii

ABOUT THIS PROSPECTUS SUPPLEMENT

This prospectus supplement and the accompanying prospectus are part of a registration statement that we filed with the SEC using a “shelf” registration process. Under the shelf registration process, from time to time, we may sell any combination of the ordinary shares described in the accompanying prospectus in one or more offerings, subject in certain cases to the receipt of regulatory approval. This document is in two parts. The first part is this prospectus supplement, which describes the terms of this offering of ordinary shares and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference into this prospectus supplement and the accompanying prospectus. The second part, the accompanying prospectus dated February 13, 2025, including the documents incorporated by reference therein, provides more general information about us and the ordinary shares we may offer from time to time under our shelf registration statement, some of which may not be applicable to this offering. Generally, when we refer to this prospectus, we are referring to both parts of this document combined. To the extent there is a conflict between the information contained in this prospectus supplement, on the one hand, and the information contained in the accompanying prospectus or in any document incorporated by reference that was filed with the SEC before the date of this prospectus supplement, on the other hand, you should rely on the information in this prospectus supplement. If any statement in one of these documents is inconsistent with a statement in another document having a later date (for example, a document incorporated by reference in this prospectus supplement or in the accompanying prospectus) the statement in the document having the later date modifies or supersedes the earlier statement.

The selling shareholder is offering to sell book-entry interests in respect of the ordinary shares through the facilities of The Depository Trust Company (“DTC”). Accordingly, references in this prospectus supplement to the ordinary shares being offered by the selling shareholder should be treated as references to such book-entry interests in respect of the ordinary shares unless the context otherwise requires. Similarly, references in this prospectus supplement to a sale or transfer of the ordinary shares by the selling shareholder should be treated as a reference to a sale or transfer through the facilities of DTC of book-entry interests in respect of the ordinary shares unless the context otherwise requires.

Birkenstock Holding plc is a Jersey public limited company, and we are a “foreign private issuer” under the rules of the SEC. As a foreign private issuer, we are not required to file periodic reports and financial statements with the SEC as frequently or as promptly as domestic registrants whose securities are registered under the Exchange Act. Moreover, a number of our directors and executive officers are not residents of the United States, and all or a substantial portion of the assets of such persons are located outside the United States. As a result, it may not be possible for investors to effect service of process within the United States upon us or upon such persons or to enforce against them judgments obtained in U.S. courts, including judgments in actions predicated upon the civil liability provisions of the federal or state securities laws of the United States. We have been advised by our legal counsel in Jersey that it is uncertain as to whether the courts of Jersey would entertain original actions based on U.S. federal or state securities laws or enforce judgments from U.S. courts against us or our officers and directors which originated from actions alleging civil liability under U.S. federal or state securities laws. See the section entitled “Enforcement of Judgments” in the accompanying prospectus for additional information.

Jersey Regulatory Matters

The Jersey Financial Services Commission (the “JFSC”) has given, and has not withdrawn, its consent under Article 2 of the Control of Borrowing (Jersey) Order 1958 to the issue of our ordinary shares. The JFSC is protected by the Control of Borrowing (Jersey) Law 1947 against any liability arising from the discharge of its functions under that law.

A copy of this prospectus supplement has been delivered to the Jersey Registrar of Companies in accordance with Article 5 of the Companies (General Provisions) (Jersey) Order 2002 and the Jersey Registrar of Companies has given, and has not withdrawn, its consent to the circulation of this prospectus supplement.

It must be understood that, in giving these consents (once received), neither the Jersey Registrar of Companies nor the JFSC takes any responsibility for the financial soundness of the Company or for the correctness of any statements made, or opinions expressed, with regard to it. If you are in any doubt about the contents of this prospectus supplement, you should consult your stockbroker, bank manager, solicitor, accountant or other financial adviser.

S-iv

The price of securities and the income from them can go down as well as up.

The directors of Birkenstock Holding plc have taken all reasonable care to ensure that the facts stated in this prospectus supplement are true and accurate in all material respects, and that there are no other facts the omission of which would make misleading any statement in this prospectus supplement, whether of facts or opinion. All the directors of Birkenstock Holding plc accept responsibility accordingly.

Birkenstock Holding plc’s company secretary is Gen II Corporate Services (Jersey) Limited, whose current business address is 47 Esplanade, St Helier, Jersey JE1 0BD, Channel Islands. Birkenstock Holding plc’s registered office is 47 Esplanade, St Helier, Jersey JE1 0BD, Channel Islands and its register of members is kept at 13 Castle Street, St Helier, JE1 1ES.

Certain Definitions

Unless otherwise indicated or the context otherwise requires, all references in this prospectus supplement to “BIRKENSTOCK Group,” “Birkenstock,” the “Company,” “we,” “our,” “ours,” “us” or similar terms refer to Birkenstock Holding plc, together with all of its subsidiaries. References to the “selling shareholder” or “MidCo” are to BK LC Lux MidCo S.à r.l., a société à responsabilité limitée incorporated under the laws of the Grand Duchy of Luxembourg.

Certain terms used but not defined in this prospectus supplement are defined in the prospectus.

References to “Euro,” “EUR” or “€” means the currency of the member states of the European Monetary Union that have adopted or that adopt the single currency in accordance with the treaty establishing the European Community, as amended by the Treaty on European Union. All references to “U.S. Dollars,” “Dollars,” “USD,” "US$" or “$” are to the legal currency of the United States. In this prospectus supplement, unless otherwise noted, amounts that are converted from Euro to U.S. Dollars are converted at an exchange rate of $1.1394 per €1, the exchange rate as of June 30, 2026.

Financial Statements

We maintain our books and records in Euro and prepare our consolidated financial statements in accordance with IFRS Accounting Standards as issued by the International Accounting Standards Board (“IFRS”).

Birkenstock GmbH & Co. KG is the accounting predecessor of BK LC Lux Finco 2 S.à r.l., subsequently renamed Birkenstock Holding Limited on July 12, 2023, for financial reporting purposes for periods prepared before the acquisition of Birkenstock GmbH & Co. KG by Birkenstock Group BV & Co. KG, a subsidiary of Birkenstock Holding plc (formerly known as Birkenstock Holding Limited, and, prior to that, Birkenstock Group Limited, and, prior to that, BK LC Lux Finco 2 S.à r.l.), on April 30, 2021. Birkenstock Holding Limited was converted to a Jersey public limited company and subsequently renamed Birkenstock Holding plc on October 4, 2023. The audited consolidated financial statements of the Company included in our 2025 Annual Report (the “audited consolidated financial statements”) are incorporated by reference in this prospectus supplement.

The audited consolidated financial statements prepared in accordance with IFRS have been audited by EY GmbH & Co. KG Wirtschaftsprüfungsgesellschaft, as stated in their report incorporated by reference in this prospectus supplement.

The Company’s unaudited interim condensed consolidated financial statements as of June 30, 2026 and for the three and nine months ended June 30, 2026 and June 30, 2025 (the “unaudited interim condensed consolidated financial statements” and, together with the audited consolidated financial statements, the “consolidated financial statements”) are incorporated by reference in this prospectus supplement.

Industry and Market Data

Statements regarding the industry in which we operate, our position in this industry and the size of certain markets are based solely on our experience, internal studies, estimates and surveys and our own investigation of market conditions.

S-v

Amendments to Articles of Association

Birkenstock Holding plc amended its articles of association by special resolution passed at the annual general meeting of Birkenstock Holding plc held on April 29, 2026.

Birkenstock Holding plc’s articles of association were thereby amended such that, where prior to such amendment the quorum required for any general meeting of Birkenstock Holding plc was one or more Members Present who hold or represent shares conferring not less than a majority of the total voting rights of all Members entitled to vote, following the amendment of Birkenstock Holding plc’s articles of association the quorum for any general meeting of Birkenstock Holding plc now requires at least two Members Present who hold or represent shares conferring not less than one-third of the total voting rights of all Members entitled to vote.

Accordingly, the section entitled “Description of Ordinary Shares and Articles of Association—Articles of Association—Dividend and Liquidity Rights” on page 11 of the accompanying prospectus and the copy of Birkenstock Holding plc’s articles of association incorporated by reference within our Annual Report on Form 20-F for the fiscal year ended September 30, 2025, filed with the SEC on December 18, 2025, (which is itself incorporated by reference on page S-19 of this prospectus supplement) should be read in the light of the aforementioned amendment to Birkenstock Holding plc’s articles of association and the above description of the relevant amendment shall supersede any relevant description of the provisions of Birkenstock Holding plc’s articles of association contained therein. A copy of Birkenstock Holding plc’s amended and restated memorandum and articles of association is included as Exhibit 3.1 to our Report on Form 6-K furnished to the SEC on April 29, 2026, which is incorporated by reference in this prospectus supplement and the accompanying prospectus.

S-vi

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement and the documents incorporated by reference in this prospectus supplement contain statements that constitute forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and Section 27A of the Securities Act of 1933, as amended (the “Securities Act”). All statements other than statements of historical facts, including statements regarding our future results of operations and financial position, business and commercial strategy, potential market opportunities, products and plans and objectives of management for future operations, are forward-looking statements. Many of the forward-looking statements contained in this prospectus supplement can be identified by the use of forward-looking words such as “anticipate,” “believe,” “could,” “expect,” “should,” “plan,” “intend,” “estimate” and “potential,” among others. Forward-looking statements provide our current expectations, intentions or forecasts of future events. Forward-looking statements include statements about expectations, beliefs, plans, objectives, intentions, assumptions and other statements that are not statements of historical fact. Words or phrases such as “aim,” “anticipate,” “assume,” “believe,” “continue,” “could,” “estimate,” “expect,” “forecast,” “guidance,” “intend,” “may,” “ongoing,” “plan,” “potential,” “predict,” “project,” “seek,” “should,” “target,” “will,” “would” or similar words or phrases, or the negatives of those words or phrases, may identify forward-looking statements, but the absence of these words does not necessarily mean that a statement is not forward-looking.

Forward-looking statements are subject to known and unknown risks, uncertainties and other factors and are based on potentially inaccurate assumptions that could cause actual results to differ materially from those expected or implied by the forward-looking statements. For additional information about factors that could cause Birkenstock’s results to differ materially from those described in the forward-looking statements, please see the section titled “Item 3. Key Information—D. Risk Factors” in Birkenstock’s Annual Report on Form 20-F for the year ended September 30, 2025 (the “2025 Annual Report”), and in the section titled “Risk Factors” of our Current Report on Form 6-K filed on June 16, 2026, each incorporated by reference herein. In addition, even if our actual results are consistent with the forward-looking statements contained in this prospectus supplement, those results or developments may not be indicative of results or developments in subsequent periods.

Forward-looking statements speak only as of the date they are made, and we do not undertake any obligation to update them in light of new information or future developments or to release publicly any revisions to these statements in order to reflect later events or circumstances or to reflect the occurrence of unanticipated events.

S-vii

SUMMARY

Overview

BIRKENSTOCK is a global brand rooted in function, quality and tradition dating back to 1774. We are guided by a simple, yet fundamental insight: human beings are intended to walk barefoot on natural, yielding ground, a concept we refer to as “Naturgewolltes Gehen.” Our purpose is to empower all people to walk as intended by nature. The legendary BIRKENSTOCK footbed represents the best alternative to walking barefoot, encouraging proper foot health by evenly distributing weight and reducing pressure points and friction. We believe our function-first approach is universally relevant; all humans — anywhere and everywhere — deserve to walk in our footbed.

Selling Shareholder

This prospectus supplement relates to a public offering by the selling shareholder, BK LC Lux MidCo S.à r.l., which is ultimately controlled by L Catterton. See “Selling Shareholder.”

Share Redemption

Subject to the completion of this offering, we have agreed to repurchase by way of redemption from the underwriter 12,761,613 ordinary shares that are subject to this offering at a price per ordinary share equal to the price per share to be paid by the underwriter to the selling shareholder in this offering. See “Share Redemption.”

THE OFFERING

Ordinary shares offered by the selling shareholder	25,523,226 ordinary shares.
Ordinary shares to be sold to the public	12,761,613 ordinary shares.
Ordinary shares to be repurchased by us by way of redemption	12,761,613 ordinary shares.
Option to purchase additional ordinary shares	The selling shareholder has granted the underwriter the option to purchase up to an additional 3,828,483 ordinary shares from it within 30 days of the date of this prospectus supplement.
Ordinary shares outstanding immediately after this offering, the Share Redemption and the cancellation of the ordinary shares redeemed in the Share Redemption	165,126,204 ordinary shares (based on 177,887,817 ordinary shares outstanding as of June 30, 2026).
Use of proceeds	We will not receive any of the proceeds from the sale of the ordinary shares by the selling shareholder. See “Use of Proceeds.”
Share Redemption

Subject to the completion of this offering, we have agreed to repurchase by way of redemption from the underwriter 12,761,613 ordinary shares that are subject to this offering at a price per ordinary share equal to the price per share to be paid by the underwriter to the selling shareholder in this offering. The ordinary shares redeemed by us pursuant to the Share Redemption will be cancelled and no longer outstanding following the completion of the Share Redemption.

Voting rights	Each outstanding ordinary share is entitled to one vote on all matters submitted to a vote of shareholders.
Listing	Birkenstock Holding plc’s ordinary shares are listed on the NYSE under the symbol “BIRK.”
Depositary	The Depository Trust Company, New York
Risk factors

See the section entitled “Risk Factors” in this prospectus supplement, the accompanying prospectus and the other information included or incorporated by reference in this prospectus supplement or the accompanying prospectus for a discussion of factors you should consider before deciding to invest in our ordinary shares.

Except as otherwise noted, all information contained in this prospectus supplement is based on 177,887,817 ordinary shares outstanding as of June 30, 2026 and assumes:

•
no purchase of ordinary shares in this offering by our directors, officers or the selling shareholder;
•
no repurchases by Birkenstock Holding plc under its share repurchase authorization after June 30, 2026;
•
no issuance of ordinary shares upon vesting and settlement of restricted share units (“RSUs”) after June 30, 2026; and

•
no exercise by the underwriter of its Option to purchase up to 3,828,483 additional ordinary shares from the selling shareholder.

In addition, except as otherwise indicated, all information contained in this prospectus supplement relating to the number of ordinary shares outstanding immediately after this offering is based on 177,887,817 ordinary shares outstanding as of June 30, 2026, less 12,761,613 ordinary shares to be repurchased by us by way of redemption and cancelled thereafter, and excludes:

•
an aggregate of 11,257,684 ordinary shares reserved for issuance under the 2023 Omnibus Incentive Plan; and
•
an aggregate of 3,756,511 ordinary shares reserved for issuance under the 2023 Employee Share Purchase Plan.

Share Redemption

Subject to the completion of this offering, we have agreed to repurchase by way of redemption from the underwriter 12,761,613 ordinary shares that are subject to this offering at a price per ordinary share equal to the price per share to be paid by the underwriter to the selling shareholder in this offering.

We intend to fund the Share Redemption with cash on hand, which includes certain net proceeds from the offering of €900,000,000 in aggregate principal amount of 4.500% senior notes due 2033 (the “Notes”) by Birkenstock Group B.V. & Co. KG, an indirect wholly-owned subsidiary of Birkenstock Holding plc, which Notes were issued on June 19, 2026.

Pursuant to Birkenstock Holding plc’s articles of association, if Birkenstock Holding plc wishes to purchase its own ordinary shares, the directors have the authority to instead elect to convert any or all of those ordinary shares into redeemable ordinary shares that shall be redeemed by Birkenstock Holding plc upon such terms and conditions as the directors may decide at the relevant time. Pursuant to the board of directors’ resolutions passed at its meeting on August 6, 2026, Birkenstock Holding plc adopted the relevant resolutions and approved the Share Redemption.

The ordinary shares redeemed by us pursuant to the Share Redemption will be cancelled in accordance with Article 55(21) of the Companies (Jersey) Law 1991 and will be no longer outstanding thereafter.

Nothing in this prospectus supplement should be construed as an offer to sell, or the solicitation of an offer to buy, any of the ordinary shares subject to the Share Redemption.

RISK FACTORS

Investing in our ordinary shares involves risks. You should carefully consider the risks and uncertainties described below and in the sections entitled “Risk Factors” in each of the accompanying prospectus, our 2025 Annual Report, and our Current Report on Form 6-K furnished to the SEC on June 16, 2026 (File No. 001-41836), containing updated disclosure relating to risk factors, each of which is incorporated by reference into this prospectus supplement. You should also carefully consider the other information contained and incorporated by reference in this prospectus supplement and in the accompanying prospectus before acquiring any of our ordinary shares. Our business, financial condition or results of operations could be materially and adversely affected if any of these risks occurs, and as a result, the market price of our ordinary shares could decline and you could lose all or part of your investment.

This prospectus supplement also contains forward-looking statements that involve risks and uncertainties. See “Cautionary Statement Regarding Forward-Looking Statements.” Our actual results could differ materially and adversely from those anticipated in these forward-looking statements as a result of certain factors, including the risks facing our Company or investments worldwide described below and included or incorporated by reference elsewhere in this prospectus supplement or the accompanying prospectus.

As a foreign private issuer within the meaning of the NYSE corporate governance rules, we are permitted to, and we do, rely on exemptions from certain of the NYSE corporate governance standards. Our reliance on such exemptions may afford less protection to holders of our ordinary shares.

The corporate governance rules of the NYSE require listed companies to have, among other things, a majority of independent directors and independent director oversight of executive compensation, nomination of directors and corporate governance matters. As a foreign private issuer, we are permitted to, and we do, follow home country practice in lieu of the above requirements. As long as we rely on the foreign private issuer exemption to certain of the NYSE corporate governance standards, a majority of the directors on our board of directors are not required to be independent directors, we are not required to have a compensation committee composed entirely of independent directors and director nominations are not required to be made, or recommended to our full board of directors, by our independent directors or by a nominations committee that consists entirely of independent directors. Therefore, our board of directors’ approach to governance may be different from that of a board of directors consisting of a majority of independent directors, and, as a result, the management oversight of our Company may be more limited than if we were subject to all of the NYSE corporate governance standards. We are also subject to certain reduced disclosure obligations as a result of being a foreign private issuer. As such, investors do not have access to the same information as for similar companies that are not foreign private issuers.

USE OF PROCEEDS

We will not receive any proceeds from the sale of ordinary shares by the selling shareholder in this offering.

CAPITALIZATION

The table below sets forth our cash and cash equivalents, capitalization and indebtedness as of June 30, 2026.

Investors should read this table in conjunction with the section entitled “Operating and Financial Review and Prospects” in our 2025 Annual Report incorporated by reference in this prospectus supplement and our consolidated financial statements, including the notes thereto, incorporated by reference in this prospectus supplement.

(in € thousands, unaudited)	As of June 30, 2026
Cash and cash equivalents	693,635
Indebtedness(1)
Non-current loans and borrowings	1,678,284
Current loans and borrowings	9,126
Total indebtedness	1,687,410
Equity
Ordinary shares, no par value, unlimited shares authorized, 177,887,817 ordinary shares issued and outstanding	—
Share premium	1,773,818
Other capital reserve	68,920
Retained earnings	1,007,902
Accumulated other comprehensive loss	(48,648)
Total shareholders’ equity	2,801,992

Total capitalization	4,489,402

(1)
Our indebtedness consists primarily of our Euro-denominated term loan, our USD-denominated term loan, borrowings under our Vendor Loan, our New Senior Notes and our borrowings from the Revolving Credit Facility (“RCF”). See Note 15: “Loans and Borrowings” to our audited consolidated financial statements and Note 12: “Loans and Borrowings” to our unaudited interim condensed consolidated financial statements, each incorporated by reference in this prospectus supplement. On July 20, 2026, we fully repaid the outstanding RCF utilization of €80.0 million.

The selling shareholder identified herein will receive all net proceeds from the offering of the ordinary shares held by it. Therefore, we will not receive any net proceeds from the offering and our total capitalization will not be impacted by such net proceeds received by the selling shareholder.

SELLING SHAREHOLDER

This prospectus supplement relates to the offer and sale of ordinary shares by the selling shareholder. The following table sets forth as of June 30, 2026 information regarding the beneficial ownership of our ordinary shares by the selling shareholder.

The number of ordinary shares beneficially owned by the selling shareholder is determined in accordance with the rules of the SEC, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any ordinary shares over which the individual has sole or shared voting power or investment power as well as any such ordinary shares that the individual has the right to acquire within 60 days from June 30, 2026 through the exercise of any option or other right. Except as otherwise indicated, and subject to applicable community property laws, we believe that the person named in the table below has sole voting and investment power with respect to all ordinary shares held by that person based on information provided to us by such person.

In the below table, the percentage of outstanding ordinary shares beneficially owned is based on 177,887,817 ordinary shares outstanding as of June 30, 2026 and the percentage ownership information after this offering is based on the number of shares outstanding after giving effect to this offering, the Share Redemption, and the cancellation of the ordinary shares redeemed in the Share Redemption, assuming that we purchase by way of redemption from the underwriter 12,761,613 of our ordinary shares that are subject to this offering.

	Ordinary Shares Beneficially Owned Before the Offering and the Share Redemption					Ordinary Shares Beneficially Owned After the Offering and the Share Redemption
Shareholder	Ordinary Shares	% of Ordinary Shares	Ordinary Shares Offered Hereby (No Exercise of Option)	Ordinary Shares Offered Hereby (With Full Exercise of Option)	Ordinary Shares Subject to the Share Redemption	Ordinary Shares (No Exercise of Option)	% of Ordinary Shares (No Exercise of Option)	Ordinary Shares (With Full Exercise of Option)	% of Ordinary Shares (With Full Exercise of Option)
Entities affiliated with L Catterton(1)	99,416,513	55.9	25,523,226	29,351,709	12,761,613	73,893,287	44.75	70,064,804	42.43

(1)
Consists of 99,416,513 ordinary shares held by MidCo. The management of MidCo is controlled by BK LC Lux SCA. BK LC Lux GP S.à r.l. is the general partner of BK LC Lux SCA. The management of BK LC Lux GP S.à r.l. is controlled by LC9 Caledonia AIV GP, LLP. LC9 Caledonia AIV GP, LLP is managed by its members, Catterton Caledonia 1 Limited and Catterton Caledonia 2 Limited. The management of each of Catterton Caledonia 1 Limited and Catterton Caledonia 2 Limited is controlled by its directors, J. Michael Chu and Scott A. Dahnke. As such, Messrs. Chu and Dahnke could be deemed to share voting and dispositive power with respect to the shares held by MidCo. Messrs. Chu and Dahnke each disclaim beneficial ownership of such shares. The address of the entities and individuals mentioned in this footnote is 599 West Putnam Avenue, Greenwich, CT 06830.

UNDERWRITING

The selling shareholder is offering the ordinary shares described in this prospectus supplement through the underwriter named below. We and the selling shareholder have entered into an underwriting agreement with the underwriter. Subject to the terms and conditions of the underwriting agreement, the selling shareholder has agreed to sell to the underwriter, and the underwriter has agreed to purchase, the number of ordinary shares listed next to its name in the following table, which includes the number of shares subject to the Share Redemption.

Name	Number of Ordinary Shares
J.P. Morgan Securities LLC	25,523,226

The underwriter is committed to purchase all the ordinary shares offered by the selling shareholder if it purchases any ordinary shares. The offering of the ordinary shares by the underwriter is subject to receipt and acceptance and subject to the underwriter's right to reject any order in whole or in part.

Subject to the completion of this offering, we have agreed to repurchase by way of redemption from the underwriter 12,761,613 ordinary shares that are subject to this offering at a price per ordinary share equal to the price per share to be paid by the underwriter to the selling shareholder in this offering. Accordingly, the number of ordinary shares for sale to the general public will be 12,761,613 ordinary shares (or 16,590,096 ordinary shares if the underwriter‘s option to purchase additional shares described herein is exercised in full). The ordinary shares redeemed by us pursuant to the Share Redemption will be cancelled and no longer outstanding following the completion of the Share Redemption.

The underwriter proposes to offer the ordinary shares, excluding the shares to be repurchased by us by way of redemption, directly to the public at the public offering price set forth on the cover page of this prospectus supplement. After the offering of the ordinary shares to the public, if all of the ordinary shares are not sold at the public offering price, the underwriters may change the offering price and the other selling terms. Sales of any ordinary shares made outside of the United States may be made by affiliates of the underwriter.

The underwriter has the Option to buy up to 3,828,483 additional ordinary shares from the selling shareholder. Any ordinary shares purchased pursuant to the Option will reduce the number of ordinary shares over which MidCo has sole voting and dispositive power. The underwriter has 30 days from the date of this prospectus supplement to exercise this Option to purchase additional ordinary shares. If any ordinary shares are purchased with the Option to purchase additional ordinary shares, the underwriters will purchase ordinary shares in approximately the same proportion as shown in the table above. If any additional ordinary shares are purchased, the underwriter will offer the additional ordinary shares on the same terms as those on which the ordinary shares are being offered.

The underwriting fee is equal to the public offering price per ordinary share less the amount paid by the underwriter to the selling shareholder per ordinary share. The underwriting fee is $0.17 per share. The following table shows the per share and total underwriting discounts and commissions to be paid to the underwriter assuming both no exercise and full exercise of the underwriter‘s option to purchase additional ordinary shares.

	Without Option To Purchase Additional Ordinary Shares Exercise		With Full Option To Purchase Additional Ordinary Shares Exercise
	Per Ordinary Share	Total	Per Ordinary Share	Total
Public offering price(1)	$39.35	$1,002,169,468.89	$39.35	$$1,152,820,274.94
Underwriting discounts and commissions(2)	$0.17	$2,169,474.21	$0.17	$2,820,316.32
Proceeds to the selling shareholder, before expenses	$39.18	$999,999,994.68	$39.18	$1,149,999,958.62

(1)
The total public offering price reflects the sale of 12,761,613 ordinary shares at the per share public offering price and our repurchase by way of redemption of 12,761,613 ordinary shares from the underwriter at a price of $39.18 per share.

(2)
The underwriter will not be entitled to any underwriting discounts or commission in respect of the ordinary shares to be repurchased by way of redemption by us.

Subject to certain customary exceptions, we have agreed that we will not (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend or otherwise transfer or dispose of, directly or indirectly, submit to, or file with, the SEC a registration statement under the Securities Act relating to, any of our ordinary shares or any securities convertible into or exercisable or exchangeable for any of our ordinary shares (collectively, the “lock-up shares”) or publicly disclose the intention to undertake any of the foregoing, or (ii) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of the ownership of any of the lock-up shares or publicly disclose the intention to undertake any of the foregoing (regardless of whether any such transactions described in clause (i) or (ii) above are to be settled by the delivery of lock-up shares, in cash or otherwise), in each case without the prior written consent of the underwriter, for a period of 45 days after the date of this prospectus.

The selling shareholder has entered into a lock-up agreement with the underwriter prior to the commencement of this offering pursuant to which it, with limited exceptions, may not (and may not cause any of its direct or indirect affiliates to) (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend or otherwise transfer or dispose of, directly or indirectly, any of the lock-up shares, (ii) enter into any hedging, swap or other agreement or transaction that transfers, in whole or in part, any of the economic consequences of ownership of the lock-up shares (regardless of whether any such transactions described in clause (i) or (ii) above are to be settled by the delivery of lock-up shares, in cash or otherwise), (iii) make any demand for, or exercise any right with respect to, the registration of any lock-up shares, or (iv) publicly disclose the intention to do any of the foregoing, in each case without the prior written consent of the underwriter for a period of 45 days after the date of this prospectus.

We estimate that the total expenses of this offering, including registration, filing fees, printing fees and legal and accounting expenses, but excluding the underwriting discounts and commissions, will be approximately US$1.3 million. We have agreed to reimburse the underwriter for certain of their expenses up to $20,000.

A prospectus and/or prospectus supplement in electronic format may be made available on the websites maintained by the underwriter, or selling group members, if any, participating in the offering. The underwriter may agree to allocate a number of shares for sale to its online brokerage account holders.

The underwriter, in its sole discretion, may release the ordinary shares in whole or in part at any time.

We and the selling shareholder have agreed to indemnify the underwriter against certain liabilities, including liabilities under the Securities Act.

The address of J.P.Morgan Securities LLC is 383 Madison Avenue, New York, NY 10179.

Birkenstock Holding plc’s ordinary shares are listed on the NYSE under the symbol “BIRK.”

Price Stabilization and Short Positions

In connection with this offering, the underwriter may engage in stabilizing transactions, which involves making bids for, purchasing and selling ordinary shares in the open market for the purpose of preventing or retarding a decline in the market price of the ordinary shares while this offering is in progress. These stabilizing transactions may include making short sales of ordinary shares, which involves the sale by the underwriter of a greater number of ordinary shares than it is required to purchase in this offering, and purchasing ordinary shares on the open market to cover positions created by short sales. Short sales may be “covered” shorts, which are short positions in an amount not greater than the underwriter‘s option to purchase additional ordinary shares referred to above, or may be “naked” shorts, which are short positions in excess of that amount. The underwriter may close out any covered short position either by exercising their option to purchase additional ordinary shares, in whole or in part, or by purchasing ordinary shares in the open market. In making this determination, the underwriter will consider, among other things, the price of ordinary shares available for purchase in the open market compared to the price at which the underwriter may purchase ordinary shares through the option to purchase additional ordinary shares. A naked short position is more likely to be created if the underwriter is are concerned that there may be downward pressure on the price of the ordinary shares in the open market that could adversely affect investors who purchase in this offering. To the extent that the underwriter creates a naked short position, it will purchase ordinary shares in the open market to cover the position.

The underwriter has advised us that, pursuant to Regulation M of the Securities Act, it may also engage in other activities that stabilize, maintain or otherwise affect the price of the ordinary shares, including the imposition of penalty bids.

These activities may have the effect of raising or maintaining the market price of the ordinary shares or preventing or retarding a decline in the market price of the ordinary shares, and, as a result, the price of the ordinary shares may be higher than the price that otherwise might exist in the open market. If the underwriter commences these activities, it may discontinue them at any time. The underwriter may carry out these transactions on the NYSE, in the over-the-counter market or otherwise.

Other Relationships

The underwriter and its affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. The underwriter and its affiliates have provided in the past to us and our affiliates and may provide from time to time in the future certain commercial banking, financial advisory, investment banking and other services for us and such affiliates in the ordinary course of their business, for which they have received and may continue to receive customary fees and commissions. In addition, from time to time, the underwriter and its affiliates may effect transactions for its own account or the account of customers, and hold on behalf of itself or their customers, long or short positions in our debt or equity securities or loans, and may do so in the future.

In particular, the underwriter and/or its affiliates were initial purchasers in our senior notes offering in June 2026. In addition, the underwriter and/or its affiliates are agents and lenders under our Term and Revolving Facilities Agreement. Each of these transactions were negotiated on an arm’s length basis and contained or contains customary terms pursuant to which those parties received or receive customary fees and reimbursement for out-of-pocket costs.

Non-U.S. Jurisdictions

Other than in the United States, no action has been taken by us or the underwriter that would permit a public offering of the ordinary shares offered by this prospectus supplement in any jurisdiction where action for that purpose is required. The ordinary shares offered by this prospectus supplement may not be offered or sold, directly or indirectly, nor may this prospectus supplement or any other offering material or advertisements in connection with the offer and sale of any such ordinary shares be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons into whose possession this prospectus supplement comes are advised to inform themselves about and to observe any restrictions relating to the offering and the distribution of this prospectus supplement. This prospectus supplement does not constitute an offer to sell or a solicitation of an offer to buy any ordinary shares offered by this prospectus supplement in any jurisdiction in which such an offer or a solicitation is unlawful.

Notice to Prospective Investors in Canada

The ordinary shares may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the ordinary shares must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 (or, in the case of securities issued or guaranteed by the government of a non-Canadian jurisdiction, section 3A.4) of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriter is not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

Notice to Prospective Investors in the European Economic Area

In relation to each Member State of the European Economic Area or a Relevant State, no ordinary shares have been offered or will be offered pursuant to the offering of ordinary shares to the public in that Relevant State prior to the publication of a prospectus in relation to the ordinary shares which has been approved by the competent authority in that Relevant State or, where appropriate, approved in another Relevant State and notified to the competent authority in that Relevant State, all in accordance with the Prospectus Regulation, except that the shares may be offered to the public in that Relevant State at any time:

(i)
to any qualified investor as defined under Article 2 of the Prospectus Regulation;
(ii)
to fewer than 150 natural or legal persons (other than qualified investors as defined under Article 2 of the Prospectus Regulation), subject to obtaining the prior consent of the underwriter for any such offer; or
(iii)
in any other circumstances falling within Article 1(4) of the Prospectus Regulation, provided that no such offer of ordinary shares shall require us or the underwriter to publish a prospectus pursuant to Article 3 of the Prospectus Regulation, supplement a prospectus pursuant to Article 23 of the Prospectus Regulation or publish an Annex IX document pursuant to Article 1(4) of the Prospectus Regulation.

For the purposes of this provision, the expression an “offer to the public” in relation to ordinary shares in any Relevant State means the communication in any form and by any means of sufficient information on the terms of the offer and any ordinary shares to be offered so as to enable an investor to decide to purchase or subscribe for any ordinary shares, and the expression “Prospectus Regulation” means Regulation (EU) 2017/1129.

Notice to Prospective Investors in the United Kingdom

No shares have been offered or will be offered pursuant to the offering of shares to the public in the United Kingdom except that the shares may be offered to the public in the United Kingdom at any time:

(i)
where the offer is conditional on the admission of the shares to trading on the London Stock Exchange plc’s main market (in reliance on the exception in paragraph 6(a) of Schedule 1 of the POATR);
(ii)
to any qualified investor as defined under paragraph 15 of Schedule 1 of the POATR;
(iii)
to fewer than 150 persons (other than qualified investors as defined under paragraph 15 of Schedule 1 of the POATR), subject to obtaining the prior consent of the underwriter for any such offer; or
(iv)
in any other circumstances falling within Part 1 of Schedule 1 of the POATR.

For the purposes of this provision, the expression an “offer to the public” in relation to the ordinary shares in the United Kingdom means the communication to any person which presents sufficient information on: (a) the shares to be offered; and (b) the terms on which they are to be offered, to enable an investor to decide to buy or subscribe for the shares and the expression “POATR” means the Public Offers and Admissions to Trading Regulations 2024.

In the United Kingdom, this prospectus supplement is for distribution only to, and is directed only at, persons who (i) have professional experience in matters relating to investments falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (as amended, the “FPO”), (ii) fall within Article 49(2)(a) to (d) (“high net worth companies, unincorporated associations, etc.”) of the FPO, or (iii) are persons to whom an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000, as amended) in connection with the issue or sale of any ordinary shares may otherwise lawfully be communicated or caused to be communicated (all of these persons together being referred to as “Relevant Persons”). Any person in the United Kingdom that is not a Relevant Person should not act or rely on the information included in this prospectus supplement or use it as the basis for taking any action. The ordinary shares are available only to, and any invitation, offer or agreement to subscribe, purchase or otherwise acquire the ordinary shares will be engaged in only with Relevant Persons.

Notice to Prospective Investors in Japan

The ordinary shares have not been and will not be registered under the Financial Instruments and Exchange Law of Japan (Law No. 25 of 1948, as amended) and, accordingly, will not be offered or sold, directly or indirectly, in Japan, or for the benefit of any Japanese Person or to others for re-offering or resale, directly or indirectly, in Japan or to any Japanese Person, except in compliance with all applicable laws, regulations and ministerial guidelines promulgated by relevant Japanese governmental or regulatory authorities in effect at the relevant time. For the purposes of this paragraph, “Japanese Person” shall mean any person resident in Japan, including any corporation or other entity organized under the laws of Japan.

Notice to Prospective Investors in Hong Kong

The ordinary shares have not been offered or sold and will not be offered or sold in Hong Kong by means of any document, other than (i) to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571) of Hong Kong and any rules made under that Ordinance; or (ii) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies Ordinance (Cap. 32) of Hong Kong) or which do not constitute an offer to the public within the meaning of that Ordinance. No advertisement, invitation or document relating to the ordinary shares has been or may be issued or has been or may be in the possession of any person for the purposes of issue, whether in Hong Kong or elsewhere, which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to ordinary shares which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the Securities and Futures Ordinance and any rules made under that Ordinance.

Notice to Prospective Investors in Singapore

This prospectus supplement has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, the ordinary shares were not offered or sold or caused to be made the subject of an invitation for subscription or purchase and will not be offered or sold or caused to be made the subject of an invitation for subscription or purchase, and this prospectus supplement or any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the ordinary shares has not been circulated or distributed, nor will it be circulated or distributed, whether directly or indirectly, to any person in Singapore other than (i) to an institutional investor (as defined in Section 4A of the Securities and Futures Act (Chapter 289) of Singapore, as modified or amended from time to time, or the SFA), pursuant to Section 274 of the SFA, (ii) to a relevant person (as defined in Section 275(2) of the SFA) pursuant to Section 275(1) of the SFA, or any person pursuant to Section 275(1A)

of the SFA, and in accordance with the conditions specified in Section 275 of the SFA, or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

Where the ordinary shares are subscribed or purchased under Section 275 of the SFA by a relevant person which is:

(i)
a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or
(ii)
a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor, securities or securities-based derivatives contracts (each term, as defined in Section 2(1) of the SFA) of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired the ordinary shares pursuant to an offer made under Section 275 of the SFA except:
a.
to an institutional investor or to a relevant person, or to any person arising from an offer referred to in Section 275(1A) or Section 276(4)(i)(B) of the SFA;
b.
where no consideration is or will be given for the transfer;
c.
where the transfer is by operation of law; or
d.
as specified in Section 276(7) of the SFA.

EXPENSES OF THE OFFERING

We estimate that our expenses in connection with this offering, other than underwriting discounts and commissions, will be as follows:

Expenses(1)	Amount
U.S. Securities and Exchange Commission registration fee	$159,504.08
FINRA filing fee(2)	$225,500
Transfer agent fee	$7,000
Printing expenses	$11,000
Legal fees and expenses	$686,000
Accounting fees and expenses	$182,000
Miscellaneous costs	$24,000
Total	$1,295,004.08

(1) In this table, amounts that are converted from Euro to U.S. Dollars are converted at an exchange rate of $1.1394 per €1.

(2) Previously paid.

All amounts shown are estimates except the SEC registration fee and the FINRA filing fee. We will pay all of the expenses of this offering.

LEGAL MATTERS

The validity of the ordinary shares offered hereby and certain other matters of Jersey law will be passed upon for us by Carey Olsen Jersey LLP. Certain matters of U.S. federal and New York State law will be passed upon for us by Davis Polk & Wardwell London LLP. Certain matters of Luxembourg law will be passed upon for the selling shareholder by Arendt & Medernach SA, and Kirkland & Ellis LLP is counsel to the selling shareholder with respect to certain matters of U.S. federal and New York State law. Certain matters of U.S. federal and New York State law will be passed upon for the underwriter by Latham & Watkins LLP.

EXPERTS

The audited consolidated financial statements of Birkenstock Holding plc appearing in Birkenstock Holding plc's Annual Report on Form 20-F for the year ended September 30, 2025 have been audited by EY GmbH & Co. KG Wirtschaftsprüfungsgesellschaft, independent registered public accounting firm, as set forth in their report thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

The registered business address of EY GmbH & Co. KG Wirtschaftsprüfungsgesellschaft is Börsenplatz 1, 50667 Cologne, Germany.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement (which may include amendments and exhibits to the registration statement) on Form F-3 relating to the ordinary shares covered by this prospectus supplement. This prospectus supplement and the accompanying prospectus, which are part of the registration statement, do not contain all of the information set forth in the registration statement and the exhibits and schedules to the registration statement. For further information, we refer you to the registration statement and the exhibits and schedules filed as part of the registration statement. If a document has been filed as an exhibit to the registration statement, we refer you to the copy of the document that has been filed. Each statement in this prospectus supplement relating to a document filed as an exhibit is qualified in all respects by the filed exhibit.

We are subject to the informational requirements of the Exchange Act. Accordingly, we are required to file reports and other information with the SEC, including annual reports on Form 20-F and current reports on Form 6-K. The SEC maintains an Internet site at www.sec.gov that contains reports, proxy and information statements and other information we have filed electronically with the SEC.

As a foreign private issuer, we are exempt under the Exchange Act from, among other things, the rules prescribing the furnishing and content of proxy statements. In addition, while our executive officers and directors are subject to certain beneficial ownership reporting requirements under Section 16(a) of the Exchange Act, they remain exempt from the short-swing profit recovery provisions of Section 16(b) of the Exchange Act. We are also not required under the Exchange Act to file periodic reports and financial statements with the SEC as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act.

We maintain a corporate website at www.birkenstock-holding.com. The reference to our website is an inactive textual reference only and information contained therein or connected thereto is not incorporated into this prospectus supplement or the registration statement of which it forms a part.

INCORPORATION BY REFERENCE

The SEC allows us to incorporate by reference the information we file with them. This means that we can disclose important information to you by referring to documents. The information that we incorporate by reference is an important part of this prospectus supplement. We incorporate by reference the following documents and any future filings that we make with the SEC under Sections 13(a), 13(c) and 15(d) of the Exchange Act, until we complete the offerings using this prospectus supplement:

We incorporate by reference the following documents or information that we have filed with the SEC:

•
our Current Report on Form 6-K furnished to the SEC on August 13, 2026 (File No. 001-41836), which includes our unaudited interim condensed consolidated financial statements as of June 30, 2026 and for the three and nine months ended June 30, 2026 and 2025;
•
our Current Report on Form 6-K furnished to the SEC on June 16, 2026 (File No. 001-41836), containing updated disclosure relating to risk factors, information on the Company, and operating and financial review and prospects;
•
our Current Report on Form 6-K furnished to the SEC on April 29, 2026 (File No. 001-41836), containing Birkenstock Holding plc’s amended and restated memorandum and articles of association;
•
our Annual Report on Form 20-F for the fiscal year ended September 30, 2025, filed with the SEC on December 18, 2025; and
•
the description of our ordinary shares contained in Exhibit 2.1 of our Annual Report on Form 20-F for the fiscal year ended September 30, 2025, filed with the SEC on December 18, 2025, including any amendment or report filed for the purpose of updating such description.

We may incorporate part or all of any Form 6-K subsequently submitted by us to the SEC prior to the termination of the offering by identifying in such Forms 6-K that they, or certain parts thereof, are being incorporated by reference herein, and any Forms 6-K so identified shall be deemed to be incorporated by reference in this prospectus supplement and to be a part hereof from the date of submission of such documents.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus supplement to the extent that a statement contained herein or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

All information appearing in this prospectus supplement is qualified in its entirety by the information and financial statements, including the notes, contained in the documents that we incorporate by reference in this prospectus supplement.

Upon written or oral request, we will provide to each person, including any beneficial owner, to whom this prospectus supplement is delivered, a copy of any or all of the reports or documents that have been incorporated by reference into this prospectus supplement but not delivered with this prospectus supplement at no cost. If you would like a copy of any of these documents, at no cost, please write or call us at:

Birkenstock Holding plc

Attention: Megan Kulick

Director Investor Relations

1-2 Berkeley Square

London W1J 6EA

United Kingdom

Telephone: +44 2033 270270

Email: ir@birkenstock-holding.com

Neither we nor any selling shareholder have authorized any other person to give any information not contained in or incorporated by reference into this prospectus supplement, the accompanying prospectus or in any free writing prospectus prepared by or on behalf of us or any selling shareholder or to which we or any selling shareholder have referred you. Neither we nor any selling shareholder take responsibility for, or provide assurance as to the reliability of, any other information that others may give you. This prospectus supplement, the accompanying prospectus and any free writing prospectus prepared by or on behalf of us or any selling shareholder or to which we or any selling shareholder have referred you constitute an offer to sell only the ordinary shares referred to herein and therein, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained or incorporated by reference into this prospectus supplement, the accompanying prospectus and in any free writing prospectus prepared by or on behalf of us or any selling shareholder or to which we or any selling shareholder have referred you is current only as of the respective dates of such documents. Our business, financial condition, results of operations and prospects may have changed since those dates.

PROSPECTUS

Birkenstock Holding plc

Ordinary Shares

Birkenstock Holding plc may use this prospectus to offer from time to time ordinary shares, no par value, of Birkenstock Holding plc ("ordinary shares"). Each time we offer ordinary shares pursuant to this prospectus, we will obtain any necessary consents from the Jersey Financial Services Commission.

In addition, the selling shareholders named in this prospectus or as may be named in one or more prospectus supplement(s) (the "selling shareholders") may sell, from time to time, ordinary shares, provided that any necessary consents from the Jersey Financial Services Commission are obtained. We will not receive any proceeds from the sale of ordinary shares by any selling shareholder. Except as may be set forth in any prospectus supplement, any selling shareholder will pay the expenses incurred in connection with the sale of their ordinary shares. Such selling shareholders may be parties to registration rights agreements with us, or we otherwise may have agreed or will agree to register their ordinary shares for resale.

The ordinary shares are admitted to trading on the New York Stock Exchange (“NYSE”) under the symbol “BIRK.”

You should read this prospectus and the applicable prospectus supplement as well as the documents incorporated or deemed to be incorporated by reference into this prospectus carefully before you invest. We or any selling shareholder may sell these ordinary shares in the same offering or in separate offerings, and to or through one or more underwriters, dealers and agents, or directly to purchasers. The names of any underwriters, dealers or agents involved in the sale of the ordinary shares, any applicable commissions or discounts payable to them and any options to purchase additional ordinary shares held by them, and the specific terms of the plan of distribution will be set forth in the applicable prospectus supplement. For general information about the distribution of ordinary shares offered, see “Plan of Distribution” beginning on page 25 of this prospectus.

Investing in our ordinary shares involves certain risks. You should carefully consider the risks described under “Risk Factors” beginning on page 5 of this prospectus, included in any prospectus supplement, or in our Securities and Exchange Commission (“SEC”) filings incorporated, or deemed to be incorporated, by reference into this prospectus before you invest in our ordinary shares.

Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of our ordinary shares, or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

It must be distinctly understood that neither the registrar of companies in Jersey nor the Jersey Financial Services Commission takes any responsibility for the financial soundness of Birkenstock Holding plc or for the correctness of any statements made, or opinions expressed, with regard to it.

Prospectus dated February 13, 2025.

About This Prospectus

This prospectus is part of a registration statement that we filed on Form F-3 with the Securities and Exchange Commission (“SEC”) utilizing a shelf registration process. Under this shelf process, we or any selling shareholder may sell any combination of the ordinary shares described in this prospectus in one or more offerings. This prospectus provides you with a general description of the ordinary shares we or any selling shareholder may offer. Each time ordinary shares are sold pursuant to this prospectus, we will provide a prospectus supplement or other type of offering document or supplement (together referred to herein as a “prospectus supplement”) that will contain specific information about the terms of those ordinary shares and their offering. The prospectus supplement may also add, update or change information contained in this prospectus. If there is any inconsistency between the information in this prospectus and any prospectus supplement, you should rely on the prospectus supplement.

Before buying any of the ordinary shares that we and/or any selling shareholder are offering, you should read both this prospectus and any accompanying prospectus supplement, together with all of the information incorporated by reference in this prospectus, as well as the additional information described under the section “Where You Can Find More Information.” These documents contain important information that you should consider when making your investment decision. We have filed or incorporated by reference exhibits to the registration statement of which this prospectus forms a part. You should read the exhibits carefully for provisions that may be important to you.

The information contained in this prospectus, any applicable prospectus supplement or any document incorporated by reference in this prospectus is accurate only as of their respective dates, regardless of the time of delivery of this prospectus, any applicable prospectus supplement, the documents incorporated by reference in this prospectus or the sale of any ordinary shares. Our business, financial condition, results of operations and prospects may have changed materially since those dates.

Neither we, nor any selling shareholder, have authorized anyone to provide you with any information or to make any representation other than those contained in this prospectus or in any free writing prospectuses prepared by or on behalf of us or any selling shareholder or to which we or any selling shareholder have referred you. Neither we nor any selling shareholder, underwriters, dealers or agents take responsibility for, or provide assurance as to the reliability of, any other information that others may give you.

This prospectus does not constitute an offer to sell or the solicitation of an offer to buy any securities other than the ordinary shares described in this prospectus or an offer to sell or the solicitation of an offer to buy such ordinary shares in any circumstances in which such offer or solicitation is unlawful. No offer of the ordinary shares will be made in any jurisdiction where the offer is not permitted.

For investors outside the United States: Neither we nor any underwriters, dealers or agents have taken any action that would permit the offering or possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than in the United States. Persons outside the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the offering of the ordinary shares described herein and the distribution of this prospectus outside the United States.

The terms “U.S. dollars”, “USD”, and “$” refer to the currency of the United States. The terms “Euro”, “EUR” or “€” refer to the currency of the member states of the European Monetary Union that have adopted or that adopt the single currency in accordance with the treaty establishing the European Community, as amended by the Treaty on European Union.

Unless otherwise indicated or the context otherwise requires, all references in this prospectus to “BIRKENSTOCK Group,” “Birkenstock,” the “Company,” “we,” “our,” “ours, “us” or similar terms refer to Birkenstock Holding plc, a public limited company incorporated under the laws of Jersey, together with all of its subsidiaries. The term "ordinary shares" refers to ordinary shares, no par value of Birkenstock Holding plc.

Cautionary Statement regarding Forward-Looking Statements

This prospectus and the documents incorporated by reference in this prospectus contain statements that constitute forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act") and Section 27A of the Securities Act of 1933, as amended (the “Securities Act”). All statements other than statements of historical facts, including statements regarding our future results of operations and financial position, business and commercial strategy, potential market opportunities, products and plans and objectives of management for future operations, are forward-looking statements. Many of the forward-looking statements contained in this prospectus can be identified by the use of forward-looking words such as “anticipate,” “believe,” “could," “expect,” “should,” "plan," "intend," "estimate" and "potential," among others. Forward-looking statements provide our current expectations, intentions or forecasts of future events. Forward-looking statements include statements about expectations, beliefs, plans, objectives, intentions, assumptions and other statements that are not statements of historical fact. Words or phrases such as “aim,” “anticipate,” “assume,” “believe,” “continue,” “could,” “estimate,” “expect,” “forecast,” “guidance,” “intend,” “may,” “ongoing,” “plan,” “potential,” “predict,” “project,” “seek,” "should," “target,” “will,” “would,” or similar words or phrases, or the negatives of those words or phrases, may identify forward-looking statements, but the absence of these words does not necessarily mean that a statement is not forward-looking.

Forward-looking statements are subject to known and unknown risks, uncertainties and other factors and are based on potentially inaccurate assumptions that could cause actual results to differ materially from those expected or implied by the forward-looking statements. For additional information about factors that could cause Birkenstock's results to differ materially from those described in our forward-looking statements, please see the section titled "Item 3. Key Information—D. Risk Factors" in Birkenstock's Annual Report on Form 20-F for the year ended September 30, 2024. (the "2024 Annual Report"), incorporated by reference herein. In addition, even if our actual results are consistent with the forward-looking statements contained in this prospectus, those results or developments may not be indicative of results or developments in subsequent periods.

Forward-looking statements speak only as of the date they are made and we do not undertake any obligation to update them in light of new information or future developments or to release publicly any revisions to these statements in order to reflect later events or circumstances or to reflect the occurrence of unanticipated events.

Our Company

Overview

BIRKENSTOCK is a global brand rooted in function, quality and tradition dating back to 1774. We are guided by a simple, yet fundamental insight: human beings are intended to walk barefoot on natural, yielding ground, a concept we refer to as “Naturgewolltes Gehen.” Our purpose is to empower all people to walk as intended by nature. The legendary BIRKENSTOCK footbed represents the best alternative to walking barefoot, encouraging proper foot health by evenly distributing weight and reducing pressure points and friction. We believe our function-first approach is universally relevant; all humans — anywhere and everywhere — deserve to walk in our footbed.

Company and Corporate Information

Birkenstock’s origins date back to 1774. In 2021, affiliates of funds managed or advised by L Catterton Management Limited or its subsidiaries (“L Catterton”), a consumer-focused investment firm, invested and acquired a majority stake in Birkenstock through affiliated entities. Birkenstock Holding plc was formed on February 19, 2021 as BK LC Lux Finco 2 S.à r.l., a Luxembourg private limited liability company. Birkenstock Holding plc’s registered offices are located at 47 Esplanade, St Helier, Jersey JE1 0BD, Channel Islands. Its principal executive offices are located at 1-2 Berkeley Square, London W1J 6EA, United Kingdom. Its telephone number is +44 2033 270270. Its agent for service of process in the United States is Puglisi & Associates located at 850 Library Avenue, Suite 204, Newark, Delaware 19711. Its website address is www.birkenstock-holding.com. The information contained on, or that can be accessed through, this website is not incorporated by reference into, and is not a part of, this prospectus.

For a description of our business, financial condition, results of operations and other important information regarding us, we refer you to our filings with the SEC incorporated by reference in this prospectus. See "Where You Can Find More Information" and "Information Incorporated By Reference."

Risk Factors

An investment in the ordinary shares involves a high degree of risk. You should carefully consider risks and uncertainties described below and the risk factors appearing under the section titled “Item 3. Key Information—D. Risk Factors” in our 2024 Annual Report, incorporated herein by reference, and in other reports subsequently furnished to the SEC under the Exchange Act and incorporated by reference herein, as well as any risks described in any applicable prospectus supplement or in other documents that are incorporated by reference therein. Additional risks not currently known to us or that we currently deem immaterial may also have a material adverse effect on us. You should carefully consider the aforementioned risks together with the other information in this prospectus and incorporated by reference herein before deciding to invest in the ordinary shares. If any of those risks actually occur, our business, financial condition, results of operations or cash flows could be materially and adversely affected. In such a case, the value of the ordinary shares could decline, and you could lose all or part of your investment.

Risks Related to the Ordinary Shares

Future equity issuances will dilute the holdings of our current shareholders and any such offerings by us or any large sales by our shareholders could materially affect the market price of the ordinary shares.

We may in the future decide to offer additional equity to raise capital, pursuant to vesting and settlement of restricted stock unit programs, in connection with employee share plans under Form S-8, or for other purposes, in each case in compliance with applicable Jersey legislation. Any such offering of additional ordinary shares would reduce the proportionate ownership and voting interests of holders of ordinary shares, as well as our earnings per share and net asset value per share, and any future offerings by us or our shareholders could have an adverse effect on the market price of the ordinary shares. The market price of the ordinary shares could also decline as a result of sales of a large number of ordinary shares in the market or the perception that large sales by any selling shareholder could occur.

If the market price of the ordinary shares fluctuates after any offering pursuant to this prospectus, you could lose a significant part of your investment.

The market price of the ordinary shares may be influenced by many factors, some of which are beyond our control, including actual or anticipated variations in our operating results; the failure of financial analysts to cover the ordinary shares after any offering pursuant to this prospectus or changes in financial estimates by financial analysts, or any failure by us to meet or exceed any of these estimates or changes in the recommendations of any financial analysts that elect to follow the ordinary shares or the shares of our competitors; announcements by us or our competitors of significant contracts or acquisitions; technological innovations by us or our competitors; future sales of the ordinary shares; and investor perceptions of us and the industries in which we operate. In addition, the stock market in general has experienced substantial price and volume fluctuations that have often been unrelated or disproportionate to the operating performance of particular companies affected. These broad market and industry factors may materially harm the market price of the ordinary shares, regardless of our operating performance. In the past, following periods of volatility in the market price of certain companies’ securities, securities class action litigation has been instituted against these companies. Such litigation, if instituted against us, could adversely affect our financial condition or results of operations.

Enforcement of Judgments

U.S. laws do not necessarily extend either to us or our officers or directors. Birkenstock Holding plc is organized under the laws of Jersey. Certain of our directors and officers, and certain experts named herein, reside outside of the United States. A substantial portion of Birkenstock assets and the assets of those non-resident persons are located outside of the United States. As a result, it may not be possible for investors to effect service of process within the United States upon us, or those persons or to enforce a judgment against us or them, either inside or outside the United States, judgments obtained in U.S. courts, or to enforce in U.S. courts judgments obtained against us or them in courts in jurisdictions outside the United States, in any action predicated upon the civil liability provisions of the federal securities or other laws of the United States or any U.S. state.

A judgment of a U.S. court is not directly enforceable in Jersey, but constitutes a cause of action which will be enforced by Jersey courts provided that:

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the applicable U.S. courts had jurisdiction over the case, as recognized under Jersey law;
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the judgment is given on the merits and is final, conclusive and non-appealable;
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the judgment relates to the payment of a sum of money, not being taxes, fines or similar governmental penalties;
•
the defendant is not immune under the principles of public international law;
•
the same matters at issue in the case were not previously the subject of a judgment or disposition in a separate court;
•
the judgment was not obtained by fraud or duress and was not based on a clear mistake of fact; and
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the recognition and enforcement of the judgment is not contrary to public policy in Jersey, including observance of the principles of what are called “natural justice,” which among other things require that documents in the U.S. proceeding were properly served on the defendant and that the defendant was given the right to be heard and represented by counsel in a free and fair trial before an impartial tribunal.

It is the policy of Jersey courts to award compensation for the loss or damage actually sustained by the person to whom the compensation is awarded. Although the award of punitive damages is generally unknown to the Jersey legal system, that does not mean that awards of punitive damages are necessarily contrary to public policy. Whether a judgment was contrary to public policy depends on the facts of each case. Exorbitant, unconscionable or excessive awards will generally be contrary to public policy. Moreover, if a U.S. court gives a judgment for multiple damages against a qualifying defendant, the amount which may be payable by such defendant may be limited by virtue of the Protection of Trading Interests Act 1980, an Act of the United Kingdom ("UK") extended to Jersey by the Protection of Trading Interests Act 1980 (Jersey) Order, 1983, which provides that such qualifying defendant may be able to recover such amount paid by it as such amount represents the excess of such multiple damages over the sum assessed as compensation by the court that gave the judgment. A “qualifying defendant” for these purposes is a citizen of the UK and Colonies, a body corporate incorporated in the UK, Jersey or other territory for whose international relations the UK is responsible or a person carrying on business in Jersey.

Jersey courts cannot enter into the merits of the foreign judgment and cannot act as a court of appeal or review over the foreign courts. In addition, a plaintiff who is not resident in Jersey may be required to provide a security bond in advance to cover the potential of the expected costs of any case initiated in Jersey. In addition, we have been further advised by our legal counsel in Jersey, that it is uncertain as to whether the courts of Jersey would entertain original actions based on U.S. federal or state securities laws, or enforce judgments from U.S. courts against us or our officers and directors which originated from actions alleging civil liability under U.S. federal or state securities laws.

Use of Proceeds

We intend to use the net proceeds from the sale of the ordinary shares offered by this prospectus as set forth in the applicable prospectus supplement(s).

We will not receive any proceeds from sales of the ordinary shares by any selling shareholder.

Capitalization

Our capitalization will be set forth in a prospectus supplement to this prospectus or in a report on Form 6-K subsequently furnished to the SEC and specifically incorporated herein by reference.

Dividend policy

We have never declared or paid cash dividends on our ordinary shares. We do not anticipate paying any cash dividends in the foreseeable future. Any future decisions regarding the declaration and payment of dividends, if any, will be at the discretion of our board of directors and will depend on then-existing conditions, including our financial condition, results of operations, contractual restrictions, capital requirements, business prospects and other factors our board of directors may deem relevant. In addition, payment of future dividends is subject to certain limitations pursuant to Jersey law. See “Description of Ordinary Shares and Articles of Association—Articles of Association—Dividend and Liquidity Rights” on page 10 of this prospectus.

Description of ordinary shares and Articles of Association

Unless the context otherwise requires, all references in this section to the “Company,” “we,” “us,” “ours” and “our” refer to Birkenstock Holding plc.

Set forth below is certain corporate information and other information relating to Birkenstock Holding plc, its share capital and the ordinary shares, as well as a description of certain provisions of the articles of association of Birkenstock Holding plc and applicable Jersey and Delaware law in effect at the date of this prospectus. The summary includes certain references to, and descriptions of, material provisions of the Company’s articles of association currently in effect. The following description of the Company’s share capital and corporate status does not purport to be complete and is qualified in its entirety by reference to the Company’s articles of association and applicable Jersey and Delaware law. For further information, please refer to the full version of the Company's Articles of Association, which are incorporated by reference as Exhibit 3.1 to the registration statement of which this prospectus forms a part.

Overview

We are a public limited company incorporated under Jersey law, with registered number 148522. Our affairs are governed by Jersey law, including the Companies (Jersey) Law 1991, as amended (“Jersey Companies Law”), and by our Articles of Association. Our registered office is 47 Esplanade, St Helier, Jersey JE1 0BD, Channel Islands. The Jersey register is the Companies Registry maintained by the Jersey Financial Services Commission.

Our authorized share capital consists of an unlimited number of ordinary shares, no par value and an unlimited number of preferred shares, no par value.

Ordinary Shares

As of the date of this prospectus, 187,829,202 ordinary shares, no par value, were issued and outstanding. All outstanding ordinary shares are registered shares and are validly issued, fully paid and non-assessable. The ordinary shares do not have pre-emptive, subscription or redemption rights. Neither our Memorandum of Association or Articles of Association nor the laws of Jersey restrict in any way the ownership or voting of ordinary shares held by non-residents of Jersey.

Our board of directors may issue authorized but unissued ordinary shares without further shareholder action, unless shareholder action is required by applicable law or by the rules of a stock exchange or quotation system on which any series of our shares may be listed or quoted.

The rights of the holders of ordinary shares are governed by Jersey law and by our Articles of Association. These rights differ in certain respects from the rights of shareholders in typical United States corporations. See “Item 10. Additional Information—B. Memorandum and Articles of Association—Comparison of Delaware Corporate Law and Jersey Corporate Law” in the 2024 Annual Report which is incorporated by reference herein for a description of the principal differences between the provisions of the Jersey Companies Law applicable to us and the Delaware General Corporation Law relating to shareholders’ rights and protections.

Our ordinary shares are listed on NYSE under the symbol “BIRK.”

Articles of Association

Dividend and Liquidation Rights

Holders of ordinary shares are entitled to receive equally, share for share, any dividends that may be declared in respect of our ordinary shares by the board of directors out of funds legally available therefor. In the event of our liquidation, after satisfaction of liabilities to creditors, holders of ordinary shares are entitled to share pro rata in our net assets. Such rights may be affected by the grant of preferential dividend or distribution rights to the holders of a class or series of preferred shares that may be authorized in the future.

Our board of directors has the power to declare such interim dividends as it determines. Declaration of a final dividend (not exceeding the amounts proposed by our board of directors) requires shareholder approval by adoption of an ordinary resolution. Failure to obtain such shareholder approval does not affect previously paid interim dividends. Our Articles of Association provide that any dividend which has remained unclaimed for a period of 10 years from the date of declaration thereof shall if the board of directors so resolve be forfeited and cease to remain owing by the Company and shall thenceforth belong to the Company absolutely.

Voting, Shareholder Meetings and Resolutions

Holders of ordinary shares have one vote for each ordinary share held on all matters submitted to a vote of holders of ordinary shares, including the appointment of directors. These voting rights may be affected by the grant of any special voting rights to the holders of a class or series of preferred shares that may be authorized in the future. Pursuant to Jersey law, an annual general meeting shall be held once every calendar year at the time (within a period of not more than 18 months after the last preceding annual general meeting) and at the place as may be determined by the board of directors. The quorum required for a meeting of shareholders consists of shareholders present in person or by proxy who hold or represent between them a majority of the outstanding shares entitled to vote at such meeting.

Extraordinary and general meetings are called by the directors or by requisition of the shareholders (subject to certain conditions) giving 14 clear days' notice to shareholders. A shareholder meeting may be held at shorter notice, in the case of an annual general meeting by all the shareholders entitled to attend and vote at such meeting or in the case of any other meeting by a majority of the shareholders having a right to attend and vote at the meeting being a majority together holding not less than the minimum percentage of voting rights prescribed by Jersey law. The notice of a shareholder meeting shall specify the place, day and time of the business and the general nature of the business to be discussed. Shareholders of record are entitled to attend extraordinary and general meetings of the Company and may appoint one or more proxies to attend and vote instead of them. The Company's auditors (if any) and our directors are also able to attend shareholder meetings.

An ordinary resolution (such as a resolution for the declaration of a final dividend) requires approval by the holders of a majority of the voting rights represented at a meeting, in person or by proxy, and voting thereon.

A special resolution (such as a resolution to amend the Memorandum or the Articles of Association)
requires approval by the holders of two thirds of the voting rights represented at a meeting, in person or by proxy, and voting thereon.

There are no provisions in the Jersey Companies Law or our Articles of Association relating to cumulative voting.

Amendments to Governing Documents

A special resolution (such as, for example, a resolution amending our Memorandum of Association or Articles of Association or approving any change in authorized capitalization, or a liquidation or winding-up) requires approval of the holders of two-thirds of the voting rights represented at the meeting, in person or by proxy, and voting thereon. A special resolution can only be considered if shareholders receive at least 14 days’ prior notice of the meeting at which such resolution will be considered.

Requirements for Advance Notification of Shareholder Nominations and Proposals

Our Articles of Association establish advance notice and related procedures with respect to shareholder proposals and nomination of candidates for election as directors. In brief, not more than 120 and at least 90 clear days' notice expiring on the anniversary of the preceding annual general meeting and containing certain prescribed information is to be given of any shareholder(s) holding at least 10% of the total voting rights of the shareholders who have the right to vote at general meetings to propose any person for election as a director.

Limits on Written Consents

At any time that L Catterton and its affiliates (the “Principal Shareholder”) own at least 40% of the Company’s voting power, shareholders are permitted to take action by written consent if approved by a majority of the voting power of the Company, or two-thirds of the voting power of the Company, when required by Jersey law. At any time that our Principal Shareholder owns less than 40%, shareholder action by written consent is not permitted and shareholder approval may only occur at an annual or special meeting of shareholders.

Notices

Each shareholder of record is entitled to receive at least 14 days' prior notice (excluding the day of notice and the day of the meeting) of an ordinary shareholders’ meeting and of any shareholders’ meeting at which a special resolution is to be adopted. For the purposes of determining the shareholders entitled to notice and to vote at the meeting, the board of directors may fix a date as the record date for any such determination.

Modification of Class Rights

The rights attached to any class (unless otherwise provided by the terms of issue of that class), such as voting, dividends and the like, may be varied with the sanction of an ordinary resolution passed at a separate general meeting of the holders of the shares of that class.

Directors

Powers of Directors. The business of the Company is managed by the board of directors. The board of directors may exercise all powers that are not required under the Jersey Companies Law or under our Articles of Association to be exercised by the Company in a general meeting. These powers include borrowing powers, which may be varied by an amendment to the Articles of Association.

Director Quorum and Interests. A director notwithstanding their interest may be counted in the quorum present at any meeting at which any contract or arrangement in which they are interested is considered and they may vote in respect of any such contract or arrangement, except those concerning their own terms of appointment.

Election and Removal of Directors. The ordinary shares do not have cumulative voting rights in the election of directors. As a result, the holders of ordinary shares that represent more than 50% of the voting power have the power to elect any of our directors who are up for election. In accordance with our Articles of Association, our directors are divided into three classes serving staggered three-year terms. At each annual meeting of shareholders, our directors are elected to succeed the class of directors whose terms have expired. As a result, only one class of directors is elected at each annual meeting of our shareholders, with the other classes continuing for the remainder of their respective three-year terms. There are no share ownership requirements for a director's qualification.

Our board of directors consists of seven directors. Our Articles of Association state that at any time that our Principal Shareholder owns at least 40% of the voting power of the Company, directors may be removed with or without cause by a majority of the voting power of the then-outstanding ordinary shares of the Company entitled to vote thereon. At any time that our Principal Shareholder owns less than 40% of voting power, directors may be removed only for cause and by an affirmative vote of at least 66 2/3% in voting power of the then-outstanding ordinary shares of the Company entitled to vote thereon. Our board of directors has sole power to fill any vacancy occurring as a result of the death, disability, removal or resignation of a director or as a result of an increase in the size of the board of directors.

Change in Control

The Articles of Association do not contain a specific provision that delays, defers or prevents a change in control of the Company or that would operate only with respect to a merger, acquisition or corporate restructuring involving the Company or any of its subsidiaries. Subject to the restrictions in our Articles of Association, our Articles of Association give the board of directors the right to provide for other classes of shares, including series of preferred shares, out of the authorized but unissued share capital, which could be utilized for a variety of corporate purposes, including future offerings to raise capital for corporate purposes or for use in employee benefit plans. Where the United Kingdom City Code on Takeovers and Mergers does not apply to a company, Jersey law does not prohibit a company from adopting a shareholder rights plan, or “poison pill,” which could prevent a takeover attempt and also preclude shareholders from realizing a potential premium over the market value of their shares. Please also see below “Other Jersey, Channel Islands Law Considerations.”

Ownership Disclosure

The Articles of Association do not contain a provision requiring the disclosure of shareholder ownership at a certain threshold.

Capital Calls

The Articles of Association do not include any further capital requirements to be made by shareholders. Our directors may, subject to the conditions of the allotment of shares, make calls upon shareholders in respect of any monies unpaid on their shares, with 14 clear days' notice specifying the time or times and place of payment.

Substantial Holdings

The Articles of Association do not contain a provision that discriminates against any existing or prospective holder of ordinary shares as a result of a shareholder owning a substantial number of shares.

Sinking Fund Provisions

The Articles of Association do not contain sinking fund provisions.

Other Jersey, Channel Islands Law Considerations

Purchase of Own Shares

As with declaring a dividend, we may not buy back or redeem (to the extent redeemable) our shares unless our directors who are to authorize the buyback or redemption have made a statutory solvency statement that, immediately following the date on which the buyback or redemption is proposed, the Company will be able to discharge its liabilities as they fall due and, having regard to prescribed factors, the Company will be able to continue to carry on business and discharge its liabilities as they fall due for the 12 months immediately following the date on which the buyback or redemption is proposed (or until the Company is dissolved on a solvent basis, if earlier).

If the above conditions are met, we may purchase shares in the manner described below.

We may purchase on a stock exchange our own fully paid shares pursuant to a special resolution of our shareholders. The resolution authorizing the purchase must specify the maximum number of shares to be purchased; the maximum and minimum prices which may be paid; and a date, not being later than five years after the passing of the resolution, on which the authority to purchase is to expire.

We may purchase our own fully paid shares otherwise than on a stock exchange with the sanction of a special resolution of our shareholders, but only if the purchase is made on the terms of a written purchase contract which has been approved by an ordinary resolution of our shareholders. The shareholder from whom we propose to purchase or redeem shares is not entitled to take part in such shareholder vote in respect of the shares to be purchased.

We may fund a redemption or purchase of our own shares from any source. We cannot purchase our shares if, as a result of such purchase, only redeemable shares would remain in issue.

In addition to the above and subject to the provisions of the Jersey Companies Law, where we wish to purchase our own ordinary shares, our board of directors shall have the authority pursuant to our Articles of Association to instead elect to convert any or all of those shares into redeemable shares that shall be redeemed upon such terms and conditions as our board of directors may decide at the relevant time. Our board of directors may convert, and we may redeem, any relevant shares in accordance with this power as they in their absolute discretion decide and there shall be no obligation on our board of directors or us to offer to convert and redeem any other shares held by any other shareholder and no shareholder shall have any right to require their shares to be considered for conversion and redemption.

If authorized by a resolution of our shareholders, any shares that we redeem or purchase may be held by us as treasury shares. Any shares held by us as treasury shares may be cancelled, sold, transferred for the purposes of or under an employee share scheme or held without cancelling, selling or transferring them. Shares redeemed or purchased by us are cancelled where we have not been authorized to hold these as treasury shares.

Mandatory Purchases and Acquisitions

The Jersey Companies Law provides that where a person has made an offer to acquire a class of all of our outstanding shares not already held by the person and has as a result of such offer acquired or contractually agreed to acquire 90% or more of such outstanding shares to which the offer relates, that person is then entitled (and may be required) to acquire the remaining shares on the terms of the offer. In such circumstances, a holder of any such remaining shares may apply to the Jersey court for an order that the person making such offer not be entitled to purchase the holder’s shares or that the person purchase the holder’s shares on terms different to those under which the person made such offer.

Compromises and Arrangements

Where we and our creditors or shareholders or a class of either of them propose a compromise or arrangement between us and our creditors or our shareholders or a class of either of them (as applicable), the Jersey court may order a meeting of the creditors or class of creditors or of our shareholders or class of shareholders (as applicable) to be called in such a manner as the court directs. Any compromise or arrangement approved by a majority in number representing 75% or more in value of the creditors or 75% or more of the voting rights of shareholders or class of either of them (as applicable) if sanctioned by the court, is binding upon us and all the creditors, shareholders or members of the specific class of either of them (as applicable).

Whether the capital of the Company is to be treated as being divided into a single or multiple class(es) of shares is a matter to be determined by the court. The court may in its discretion treat a single class of shares as multiple classes, or multiple classes of shares as a single class, for the purposes of the shareholder approval referred to above taking into account all relevant circumstances, which may include circumstances other than the rights attaching to the shares themselves.

Conflicts of Interest

Jersey law permits companies to adopt provisions renouncing any interest or expectancy in certain opportunities that are presented to the Company or its officers, directors or shareholders. Our Articles of Association, to the maximum extent permitted from time to time by Jersey law, renounce any interest or expectancy that we have in, or right to be offered an opportunity to participate in, specified business opportunities that are from time to time presented to our officers, directors or shareholders or their respective affiliates, other than those officers, directors, shareholders or affiliates who are our or our subsidiaries’ employees. Our Articles of Association provide that, to the fullest extent permitted by law, neither our Principal Shareholder nor any of our directors who are not employed by us (including any non-employee director who serves as one of our officers in both their director and officer capacities) or their affiliates will have any duty to refrain from (i) engaging in a corporate opportunity in the same or similar lines of business in which we or our affiliates now engage or propose to engage or (ii) otherwise competing with us or our affiliates. In addition, to the fullest extent permitted by law, in the event that our Principal Shareholder or any non-employee director acquires knowledge of a potential transaction or other business opportunity which may be a corporate opportunity for itself or themselves or its or their affiliates or for us or our affiliates, such person will have no duty to communicate or offer such transaction or business opportunity to us or any of our affiliates and they may take any such opportunity for themselves or offer it to another person or entity. Our Articles of Association do not renounce our interest in any business opportunity that is expressly offered to a non-employee director in writing solely in their capacity as a director or officer of our Company. To the fullest extent permitted by law, no business opportunity will be deemed to be a potential corporate opportunity for us unless we would be permitted to undertake the opportunity under our Memorandum of Association or Articles of Association, we have sufficient financial resources to undertake the opportunity, the opportunity would be in line with our business and would be an opportunity in which we have an interest or reasonable expectancy.

Transfer Agent and Registrar

The transfer agent and registrar for our ordinary shares is Computershare Trust Company, N.A.

Development of Share Capital

The development of the Company’s share capital since January 31, 2022 and up to and including the date of this prospectus is set forth as follows.

2022

On January 31, 2022, the Company’s issued share capital was EUR 182,721,369 divided into: 12,000 class A redeemable ordinary shares of EUR 1.00 each, 20,301,041 class B redeemable ordinary shares of EUR 1.00 each, 20,301,041 class C redeemable ordinary shares of EUR 1.00 each, 20,301,041 class D redeemable ordinary shares of EUR 1.00 each, 20,301,041 class E redeemable ordinary shares of EUR 1.00 each, 20,301,041 class F redeemable ordinary shares of EUR 1.00 each, 20,301,041 class G redeemable ordinary shares of EUR 1.00 each, 20,301,041 class H redeemable ordinary shares of EUR 1.00 each, 20,301,041 class I redeemable ordinary shares of EUR 1.00 each and 20,301,041 class J redeemable ordinary shares of EUR 1.00 each.

During the calendar year 2022, the Company’s share capital remained unchanged.

2023

On April 25, 2023, the Company changed its name (as it was as that date) from BK LC Lux Finco 2 S.à r.l. to Birkenstock Group Limited and converted (by way of re-domiciliation) its legal form to a Jersey private company. Upon re-domiciliation to Jersey the Company’s authorized and issued share capital was EUR 182,721,369 divided into: 12,000 class A ordinary shares of EUR 1.00 each, 20,301,041 class B ordinary shares of EUR 1.00 each, 20,301,041 class C ordinary shares of EUR 1.00 each, 20,301,041 class D ordinary shares of EUR 1.00 each, 20,301,041 class E ordinary shares of EUR 1.00 each, 20,301,041 class F ordinary shares of EUR 1.00 each, 20,301,041 class G ordinary shares of EUR 1.00 each, 20,301,041 class H ordinary shares of EUR 1.00 each, 20,301,041 class I ordinary shares of EUR 1.00 each and 20,301,041 class J ordinary shares of EUR 1.00 each.

On October 2, 2023, the Company by way of shareholder special resolution redesignated its entire authorized and issued share capital into EUR 182,721,369 divided into 182,721,369 ordinary shares of EUR

1.00 each and then subsequently converted such entire authorized and issued share capital into 182,721,369 ordinary shares of no par value.

On October 10, 2023, the Company repurchased 5,648,465 ordinary shares of no par value from BK LC Lux MidCo S.à r.l., a société à responsabilité limitée incorporated under the laws of the Grand Duchy of Luxembourg ("MidCo").

Upon the Company becoming a publicly traded company on the New York Stock Exchange on October 11, 2023, 187,825,592 ordinary shares, no par value, were issued and outstanding.

2024

Following the completion of the secondary offering by MidCo on June 28, 2024, 187,829,202 ordinary shares, no par value, were issued and outstanding.

2025

As of the date of this prospectus, 187,829,202 ordinary shares, no par value, have been issued and are outstanding.

Taxation

The following summary contains a description of certain Jersey, UK and U.S. federal income tax consequences of the acquisition, ownership and disposition of our ordinary shares, but it does not purport to be a comprehensive description of all the tax considerations that may be relevant to a decision to purchase our ordinary shares in any offering pursuant to this prospectus. The summary is based upon the tax laws of Jersey, the UK and the United States and regulations thereunder as of the date hereof, which are subject to change.

Material Jersey Tax Considerations

This summary of material Jersey taxation issues can only provide a general overview of this area and it is not a description of all the tax considerations that may be relevant to a decision to invest in the Company.

The following summary of the anticipated treatment of the Company and holders of ordinary shares (other than residents of Jersey) is based on Jersey taxation law and practice as it is understood to apply at the date of this prospectus and may be subject to any changes in Jersey law occurring after such date. It does not constitute legal or tax advice and does not address all aspects of Jersey tax law and practice (including such tax law and practice as it applies to any land or building situate in Jersey). Legal advice should be taken with regard to individual circumstances. Prospective investors in the ordinary shares should consult their professional advisors on the implications of acquiring, buying, selling or otherwise disposing of ordinary shares in the Company under the laws of any jurisdiction in which they may be liable to taxation.

Shareholders should note that tax law and interpretation can change and that, in particular, the levels and basis of, and reliefs from, taxation may change and may alter the benefits, if any, of investment in the Company.

Any person who is in any doubt about their tax position or who is subject to taxation in a jurisdiction other than Jersey should consult their own professional advisor.

Company Residence

Under the Tax Law, a company shall be regarded as resident in Jersey if it is incorporated under the Jersey Companies Law unless:

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its business is centrally managed and controlled outside Jersey in a country or territory where the highest rate at which any company may be charged to tax on any part of its income is 10% or higher; and
•
the company is resident for tax purposes in that country or territory.

The Company is not considered as resident for tax purposes in Jersey and not subject to any rate of tax in Jersey as it will instead be resident in the UK where the tax rate is in excess of 10%.

Summary

Under current Jersey law, there are no capital gains, capital transfer, gift, wealth or inheritance taxes, or any death or estate duties. No capital or stamp duty is levied in Jersey on the issue, conversion, redemption, or transfer of ordinary shares. On the death of an individual holder of ordinary shares (whether or not such individual was domiciled in Jersey), duty at rates of up to 0.75% of the value of the relevant ordinary shares may be payable on the registration of any Jersey probate or letters of administration which may be required in order to transfer, convert, redeem, or make payments in respect of, ordinary shares held by a deceased individual sole shareholder, subject to a cap of £100,000.

Income Tax

The general rate of income tax under the Tax Law on the profits of companies regarded as resident in Jersey or having a permanent establishment in Jersey is 0% (“zero tax rating”) though certain exceptions from zero tax rating might apply.

Withholding Tax

For so long as the Company is subject to a zero tax rating, or is not deemed to be resident for tax purposes in Jersey, no withholding in respect of Jersey taxation will be required on payments in respect of the ordinary shares to any holder of the ordinary shares not resident in Jersey.

Stamp Duty

In Jersey, no stamp duty is levied on the issue or transfer of the ordinary shares except that stamp duty is payable on Jersey grants of probate and letters of administration, which will generally be required to transfer ordinary shares on the death of a holder of such ordinary shares if such holder was entered as the holder of the shares on the register maintained in Jersey. In the case of a grant of probate or letters of administration, stamp duty is levied according to the size of the estate (wherever situated in respect of a holder of ordinary shares domiciled in Jersey, or situated in Jersey in respect of a holder of ordinary shares domiciled outside Jersey) and is payable on a sliding scale at a rate of up to 0.75% on the value of an estate up to a maximum stamp duty charge of £100,000. The rules for joint holders through a nominee are different and advice relating to this form of holding should be obtained from a professional advisor.

Jersey does not otherwise levy taxes upon capital, inheritances, capital gains or gifts nor are there otherwise estate duties.

Substance Legislation

With effect from January 1, 2019, Jersey has implemented legislation designed to ensure that companies carrying on certain activities have adequate substance on the island. Broadly, the legislation applies to holding companies which are resident for tax purposes on the island. As discussed above at “Company Residence,” the company is tax resident in the UK and, if and for so long as this is the case, the legislation will not apply to the Company.

Material UK Tax Considerations

The summary below provides a general overview of certain UK tax considerations relating to the holding of ordinary shares issued by the Company. It does not address any other matter. The summary below is of a general nature and is not intended to be an exhaustive summary of all UK tax considerations relating to an investment in the ordinary shares.

The summary below is based on current UK tax law and HMRC published practice as at the date of this prospectus (which may not be binding on HMRC) relating only to certain aspects of UK tax, both of which may be subject to change, possibly with retrospective effect. It does not necessarily apply where any income from the ordinary shares is deemed for tax purposes to be the income of any other person.

The UK tax treatment of prospective holders of ordinary shares depends on their individual circumstances and may be subject to change in the future. The summary below relates only to the position of persons who are the absolute beneficial owners of ordinary shares (and any dividends payable on their ordinary shares) and who hold ordinary shares as a capital investment. Certain classes of persons (such as charities, trustees, brokers, dealers, market makers, depositaries, clearance services, certain professional investors, persons connected with the Company or persons who acquire (or are deemed to acquire) shares by reason of an office or employment) may be subject to special rules and the summary below does not apply to such holders.

The summary below does not purport to constitute legal or tax advice. Any holder or prospective holder of ordinary shares who is in doubt as to their own tax position, who is resident or domiciled in the UK or who may be subject to tax in a jurisdiction other than the UK should consult their professional advisers.

Tax Residency of the Company

The Company should be treated as resident in the UK for UK tax purposes provided that the central management and control of its business is carried on in the UK and that it is not treated as solely tax resident in another jurisdiction pursuant to the provisions of an applicable double taxation treaty. The summary below assumes that the Company is resident solely in the UK for UK tax purposes.

Withholding Tax on Dividends

Payments of dividends on the ordinary shares may be made by the Company without withholding or deduction for or on account of UK income tax.

Taxation of Dividends

Dividends paid by the Company should not be chargeable to UK tax in the hands of shareholders (other than certain trustees) who are not resident for tax purposes in the UK, except where the shareholder carries on a trade, profession or vocation in the UK through a branch or agency, or in the case of a corporate shareholder, carries on a trade through a permanent establishment in the UK, in connection with which the dividend is received or to which the ordinary shares are attributable.

Taxation of Capital Gains

Capital gains on the disposal (or deemed disposal) of the ordinary shares should not be chargeable to UK tax in the hands of holders of ordinary shares (other than certain trustees) who are not resident for tax purposes in the UK, except where the holder carries on a trade, profession or vocation in the UK through a branch or agency, or in the case of a corporate holder, carries on a trade through a permanent establishment in the UK, in connection with which the capital gain is realized or to which the ordinary shares are attributable.

A holder of ordinary shares who is an individual and who is temporarily resident for tax purposes outside the UK at the date of disposal (or deemed disposal) of the ordinary shares may also be liable, on their return to the UK, to UK tax on chargeable gains (subject to any available exemption or relief).

The summary above is based on the assumption that the Company does not derive 75% or more of its value from UK land.

UK Stamp Duty and Stamp Duty Reserve Tax

The summary below provides an overview of certain current law and is intended as a general guide only to UK stamp duty and SDRT. Special rules apply to agreements made by broker dealers and market makers in the ordinary course of their business and to transfers, agreements to transfer or issues to certain categories of person (such as depositaries and clearance services) which may be liable to UK stamp duty or SDRT at a higher rate.

No UK stamp duty or SDRT should be payable on the issue of ordinary shares in registered form by the Company.

As the Company is not incorporated in the UK, no SDRT should be payable on the transfer of, or an agreement to transfer, ordinary shares provided that the ordinary shares are not registered in a register kept in the UK by or on behalf of the Company. It is not intended that such a register will be kept in the UK.

No UK stamp duty should be payable on the transfer of ordinary shares provided that this does not involve a written instrument of transfer. If the transfer is effected by a written instrument of transfer then, provided the instrument is executed and retained outside the UK and does not relate to any property situated in the UK or to any matter or thing done or to be done in the UK, no UK stamp duty should be chargeable on such instrument of transfer.

THE UK TAX CONSIDERATIONS RELATING TO THE ORDINARY SHARES ARE COMPLEX. THE FOREGOING SUMMARY DOES NOT ADDRESS ALL ASPECTS OF THE UK TAX THAT MAY BE RELEVANT TO A PARTICULAR HOLDER OF ORDINARY SHARES. ALL HOLDERS AND PROSPECTIVE HOLDERS ARE URGED TO CONSULT WITH THEIR OWN TAX ADVISER.

Material U.S. Federal Income Tax Considerations for U.S. Holders

The following section describes the material U.S. federal income tax consequences to U.S. Holders, as defined below, of owning and disposing of ordinary shares. It does not set forth all tax considerations that may be relevant to a particular person’s decision to acquire ordinary shares. This discussion may be modified by, and therefore should be read in conjunction with, any additional disclosure in an applicable prospectus supplement.

This section applies only to a U.S. Holder that acquires ordinary shares for cash and holds the ordinary shares as capital assets for U.S. federal income tax purposes (generally, property held for investment). This section does not include a description of any state, local or non-U.S. tax consequences that may be relevant to U.S. Holders, nor does it address U.S. federal tax consequences (such as gift and estate taxes) other than income taxes. In addition, it does not set forth all of the U.S. federal income tax consequences that may be relevant in light of the U.S. Holder’s particular circumstances, including any minimum tax consequences, the potential application of the provisions of the Internal Revenue Code of 1986, as amended (the “Code”) known as the Medicare contribution tax and tax consequences applicable to U.S. Holders subject to special rules under U.S. federal income tax laws, including:

•
certain financial institutions;
•
dealers or traders in securities who use a mark-to-market method of tax accounting;
•
persons whose functional currency for U.S. federal income tax purposes is not the U.S. Dollar;
•
entities classified as partnerships or S corporations for U.S. federal income tax purposes and their partners or shareholders;
•
tax-exempt entities, “individual retirement accounts” or “Roth IRAs”;
•
real estate investment trusts or regulated investment companies;
•
qualified foreign pension funds;
•
expatriates or certain former long-term residents of the United States;
•
persons that hold our securities as part of a straddle, constructive sale, hedging, conversion or other integrated or similar transaction;
•
persons that own or are deemed to own 10% or more of our shares (by vote or value); or
•
persons holding ordinary shares in connection with a trade or business conducted outside of the United States or in connection with a permanent establishment or other fixed place of business outside of the United States.

If an entity or arrangement that is classified as a partnership for U.S. federal income tax purposes holds ordinary shares, the U.S. federal income tax treatment of a partner will generally depend on the status of the partner, the activities of the partnership and certain determinations made at the partner level. Partnerships holding ordinary shares and partners in such partnerships should consult their tax advisers as to the particular U.S. federal income tax consequences of owning and disposing of the ordinary shares.

This section is based on the current provisions of the Code, administrative pronouncements, judicial decisions and final, temporary and proposed Treasury regulations, all as of the date hereof, any of which is subject to change or differing interpretations, possibly with retroactive effect. Any change or different interpretation could alter the tax consequences to U.S. Holders described in this section. In addition, there can be no assurance that the Internal Revenue Service (the “IRS”) will not challenge one or more of the tax consequences described in this section. We have not sought, and do not expect to seek, a ruling from the IRS as to any U.S. federal income tax consequence described herein. The IRS may disagree with any discussion herein, and its determination may be upheld by a court.

A “U.S. Holder” is a person who is, for U.S. federal income tax purposes, a beneficial owner of ordinary shares and:

•
an individual who is a citizen or resident of the United States;
•
a corporation, or other entity taxable as a corporation, created or organized in or under the laws of the United States, any state therein or the District of Columbia;
•
a trust if (a) a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust; or (b) it has in effect under applicable U.S. Treasury regulations a valid election to be treated as a U.S. person; or
•
an estate the income of which is subject to U.S. federal income taxation regardless of its source.

U.S. Holders should consult their tax advisers concerning the U.S. federal, state, local and non-U.S. tax consequences of owning and disposing of ordinary shares in their particular circumstances.

Taxation of Distributions

We do not currently expect to make distributions on our ordinary shares. In the event that we do make distributions of cash or other property, subject to the passive foreign investment company rules (“PFIC”) described below, distributions paid on ordinary shares, other than certain pro rata distributions of ordinary shares, will be treated as dividends to the extent paid out of our current or accumulated earnings and profits (as determined under U.S. federal income tax principles). To the extent that the amount of the distribution exceeds our current and accumulated earnings and profits (as determined under U.S. federal income tax principles), such excess amount will be treated first as a tax-free return of a U.S. Holder’s tax basis in the ordinary shares, and then, to the extent such excess amount exceeds such holder’s tax basis in the ordinary shares, as capital gain. Because we may not calculate our earnings and profits under U.S. federal income tax principles, a U.S. Holder should expect that any distribution may be reported as a dividend for U.S. federal income tax purposes even if that distribution would otherwise be treated as a non-taxable return of capital or as capital gain under the rules described above.

Subject to certain holding-period and other requirements and the passive foreign investment company rules described below, for so long as our ordinary shares are listed on the NYSE or another established securities market in the United States, dividends paid to certain non-corporate U.S. Holders will generally be eligible for taxation as “qualified dividend income,” which, subject to applicable limitations, is taxable at a lower rate applicable to long-term capital gains. Non-corporate U.S. Holders should consult their tax advisers regarding the availability of the reduced tax rate on dividends in their particular circumstances. Dividends that we pay to corporate U.S. Holders will be taxed at regular tax rates and will not qualify for the dividends received deduction generally allowed to domestic corporations in respect of dividends received from other domestic corporations.

The amount of a dividend will include any amounts withheld by us or an applicable withholding agent. Dividends will be included in a U.S. Holder’s income on the date of the U.S. Holder’s actual or constructive receipt of the dividend. The amount of any dividend income paid in foreign currency will be the U.S. Dollar amount calculated by reference to the exchange rate in effect on the date of actual or constructive receipt, regardless of whether the payment is in fact converted into U.S. Dollars at that time. A U.S. Holder may have foreign currency gain or loss if the dividend is converted into U.S. Dollars after the date of receipt. U.S. Holders should consult their own tax advisers regarding the treatment of any foreign currency gain or loss.

Dividends paid by a non-U.S. corporation are generally treated as foreign-source income for foreign tax credit purposes. However, if we are a “United States-owned foreign corporation” for purposes of Section 904(h) of the Code, a portion of the dividends paid on the ordinary shares may be treated as U.S. source income (rather than foreign source income) for foreign tax credit purposes if more than 10% of the earnings and profits out of which the dividends are paid is attributable to sources within the United States. A United States-owned foreign corporation is generally a non-U.S. corporation if 50% or more of the stock of which, by vote and value, is owned directly, indirectly or constructively under applicable attribution rules, by United States persons. This rule, to the extent applicable, could result in a lower amount of foreign taxes being potentially creditable by a U.S. Holder than would be the case if such dividends were treated as foreign source income.

Subject to applicable limitations, some of which vary depending upon the U.S. Holder’s particular circumstances, and subject to the discussion in the preceding paragraph regarding the possible application of Section 904(h) of the Code, non-U.S. income taxes withheld from dividends on ordinary shares may be creditable against the U.S. Holder’s U.S. federal income tax liability. The limitation on non-U.S. income taxes eligible for credit is calculated separately with respect to specific classes of income. For this purpose, dividends distributed by the Company with respect to ordinary shares will generally constitute “passive category income.” The rules governing foreign tax credits are complex and U.S. Holders should consult their tax advisers regarding the creditability of foreign taxes in their particular circumstances. In lieu of claiming a foreign tax credit for non-U.S. income taxes withheld from dividends on ordinary shares, U.S. Holders may, at their election, deduct the foreign taxes, or reduce them from the amount realized, in computing their taxable income, subject to generally applicable limitations under U.S. law. An election to deduct foreign taxes instead of claiming foreign tax credits applies to all non-U.S. taxes paid or accrued in the taxable year.

Sale or Other Disposition of Ordinary Shares

Subject to the passive foreign investment company rules described below, gain or loss realized on the sale, exchange or other taxable disposition of ordinary shares will be capital gain or loss, and will be long-term capital gain or loss if the U.S. Holder held the ordinary shares for more than one year. The amount of the gain or loss generally will equal the difference between the U.S. Holder’s tax basis in the ordinary shares disposed of and the amount realized on the disposition, in each case as determined in U.S. Dollars. This gain or loss will generally be U.S.-source gain or loss for foreign tax credit purposes. The deductibility of capital losses is subject to various limitations. U.S. Holders should consult their tax advisers regarding the treatment of gain or loss in their particular circumstances, including the effects of any applicable income tax treaties.

Passive Foreign Investment Company Rules

In general, a non-U.S. corporation will be a PFIC for any taxable year in which, after the application of certain “look-through” rules with respect to subsidiaries, either (a) 75% or more of its gross income consists of “passive income,” or (b) 50% or more of the average quarterly value of its assets consist of assets that produce, or are held for the production of, “passive income” (including cash). For purposes of the above calculations, a non-U.S. corporation will be treated as if it holds its proportionate share of the assets of, and receives directly its proportionate share of the income of, any other corporation in which it directly or indirectly owns at least 25%, by value, of the shares of such corporation. Passive income generally includes, among other things, interest, dividends, rents, certain non-active royalties and capital gains.

Based on the current and expected composition of our income and assets and the value of our assets, including goodwill and certain other intangible assets, we do not expect to be a PFIC for our current taxable year or in the foreseeable future. However, our PFIC status in respect of any of our taxable years is a factual determination that cannot be made until after the close of the applicable tax year and is based on the types of income we earn and the value and composition of our assets from time to time (including the value of our goodwill and certain other intangible assets, which may be determined, in part, by reference to our market capitalization), all of which are subject to change. Therefore, we can give no assurances that we will not be a

PFIC in respect of our current taxable year or in the future. Because our PFIC status is an annual factual determination, our counsel has not opined on our PFIC status for any taxable year.

If we are a PFIC for any taxable year during a U.S. Holder’s holding period of ordinary shares, we will generally continue to be treated as a PFIC with respect to that U.S. Holder, even if we cease to be a PFIC in subsequent taxable years, unless the U.S. Holder makes a “deemed sale” election. If we are a PFIC for any taxable year during a U.S. Holder’s holding period in our ordinary shares, the U.S. Holder generally will be subject to increased tax liability and an interest charge in respect of any gain realized on the sale or other disposition of our ordinary shares and on the receipt of certain “excess distributions” from us. Other adverse U.S. tax consequences may also apply. The adverse consequences resulting from our being a PFIC can be different in some cases if a U.S. Holder is eligible for and timely makes, for any year in which our ordinary shares qualify as “marketable stock” for purposes of these rules, a mark-to-market election to include in income each year as ordinary income an amount equal to the increase in value of the ordinary shares for that year or a deduction for any decrease in value (but only to the extent of previous mark-to-market gains). The PFIC consequences may also be different if a U.S. Holder could make a “qualified electing fund” election (a “QEF Election”). However, in order for a U.S. Holder to be able to make a QEF election, we would have to provide the U.S. Holder with certain information that we do not expect to provide. Furthermore, if we are a PFIC (or are treated as a PFIC with respect to a U.S. Holder) for any taxable year in which we pay a dividend or the preceding taxable year, any preferential tax described above under “—Taxation of Distributions” that may have otherwise applied in the case of a non-corporate U.S. Holder will not be available. U.S. Holders should consult their tax advisers regarding the adverse consequences of owning ordinary shares if we are or were to become a PFIC, and the availability and consequences of making a mark-to-market election (or in some cases a “deemed sale” election) in such circumstances. Furthermore, if we are considered a PFIC, a U.S. Holder of ordinary shares generally will be required to file an IRS Form 8621 on an annual basis.

Information Reporting and Backup Withholding

Payments of distributions and sales proceeds that are made within the United States or through certain U.S.-related financial intermediaries are subject to information reporting, and may be subject to backup withholding, unless (i) the U.S. Holder is a corporation or other exempt recipient (and establishes that status if required to do so) or (ii) in the case of backup withholding, the U.S. Holder provides a correct taxpayer identification number and certifies that it is not subject to backup withholding. The amount of any backup withholding from a payment to a U.S. Holder will be allowed as a credit against the holder’s U.S. federal income tax liability and may entitle it to a refund, provided that the required information is timely furnished to the IRS.

Reporting with Respect to Foreign Financial Assets

Certain U.S. Holders who are individuals and certain entities may be required to report information relating to an interest in our ordinary shares by filing a Form 8938 with their U.S. federal income tax return, subject to certain exceptions (including an exception for ordinary shares held in accounts maintained by certain U.S. financial institutions). Failure to file a Form 8938 where required can result in monetary penalties and the extension of the relevant statute of limitations with respect to all or a part of the relevant U.S. tax return. U.S. Holders should consult their tax advisers regarding this reporting requirement.

THE U.S. FEDERAL INCOME TAX DISCUSSION SET FORTH ABOVE IS INCLUDED FOR GENERAL INFORMATION ONLY AND MAY NOT BE APPLICABLE TO A PARTICULAR U.S. HOLDER DEPENDING UPON ITS PARTICULAR SITUATION. PROSPECTIVE INVESTORS IN OUR ORDINARY SHARES ARE URGED TO CONSULT THEIR TAX ADVISERS WITH RESPECT TO THE TAX CONSEQUENCES OF THE OWNERSHIP AND DISPOSITION OF OUR ORDINARY SHARES, INCLUDING THE TAX CONSEQUENCES UNDER U.S. STATE, LOCAL, ESTATE, NON-U.S. AND OTHER TAX LAWS AND TAX TREATIES AND THE POSSIBLE EFFECTS OF CHANGES IN U.S. OR OTHER TAX LAWS.

Selling Shareholders

This prospectus relates to the possible offer or sale of any or all of the ordinary shares listed in the table below from time to time by the selling shareholders. When we refer to the “selling shareholders” in this prospectus, we mean the shareholder listed in the table below, and the donees, pledgees, transferees, assignees or other successors-in-interest and others who later come to hold any of such shareholder's interest in the ordinary shares other than through a public sale, or any shareholder as may be named in one or more prospectus supplements, which will set forth the name of each of the shareholders and the number of ordinary shares beneficially owned by such shareholders that are covered by such prospectus supplement.

The number of ordinary shares beneficially owned by the selling shareholder is determined in accordance with the rules of the SEC, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any ordinary shares over which the individual has sole or shared voting power or investment power as well as any such ordinary shares that the individual has the right to acquire within 60 days through the exercise of any option or other right. Except as otherwise indicated, and subject to applicable community property laws, we believe that the person named in the table below has sole voting and investment power with respect to all ordinary shares held by that person based on information provided to us by such person.

The percentage of outstanding ordinary shares beneficially owned is based on 187,829,202 ordinary shares outstanding as of February 13, 2025.

	Shares Beneficially Owned Before the Offering			Shares Beneficially Owned After the Offering
Shareholder	Ordinary Shares	% of Ordinary Shares	Shares Offered Hereby	Ordinary Shares	% of Ordinary Shares
Entities affiliated with L Catterton(1)	135,109,868	71.9%	135,109,868	*	*

* To be provided by a prospectus supplement.

(1)
Consists of 135,109,868 ordinary shares held by MidCo, with (A) sole voting and dispositive power as to 133,530,931 ordinary shares, and (B) shared voting and dispositive power with the executive officers and certain other employees of the BIRKENSTOCK Group who are partners of BK LC Manco GmbH & Co. KG, a German limited partnership and an indirect parent of the Company (“ManCo”), as to 1,578,937 ordinary shares in accordance with the management investment plan. Refer to “Item 6. Directors, Senior Management and Employees-B. Compensation” in our 2024 Annual Report. The management of MidCo is controlled by BK LC Lux SCA. BK LC Lux GP S.à r.l. is the general partner of BK LC Lux SCA. The management of BK LC Lux GP S.à r.l. is controlled by LC9 Caledonia AIV GP, LLP. LC9 Caledonia AIV GP, LLP is managed by its members, Catterton Caledonia 1 Limited and Catterton Caledonia 2 Limited. The management of each of Catterton Caledonia 1 Limited and Catterton Caledonia 2 Limited is controlled by its directors, J. Michael Chu and Scott A. Dahnke. As such, Messrs. Chu and Dahnke could be deemed to share voting and dispositive power with respect to the shares held by MidCo. Messrs. Chu and Dahnke each disclaim beneficial ownership of such shares. The address of the entities and individuals mentioned in this footnote (other than ManCo) is 599 West Putnam Avenue, Greenwich, CT 06830.

Plan of Distribution

We or any selling shareholder named in the applicable prospectus supplement may sell or distribute the ordinary shares offered by us pursuant to this prospectus in one or more offerings, including on any stock exchange, quotation service, market or other trading facility on which the ordinary shares are listed or traded, in the over-the-counter market, through underwriters, through agents, to dealers, or in private transactions, at fixed or variable prices (which may be at, above or below market prices prevailing at the time of sale) or otherwise.

In addition, we or any selling shareholder may sell, transfer or otherwise dispose of the ordinary shares offered pursuant to this prospectus, through:

•
purchases by a broker-dealer as principal and resale by such broker-dealer for its own account pursuant to this prospectus;
•
ordinary brokerage transactions and transactions in which the broker solicits purchasers;
•
block trades in which the broker-dealer so engaged will attempt to sell the ordinary shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;
•
an over-the-counter distribution in accordance with the rules of NYSE;
•
through trading plans entered into pursuant to Rule 10b5-1 under the Exchange Act that are in place at the time of an offering pursuant to this prospectus and any applicable prospectus supplement hereto that provide for periodic sales of their ordinary shares on the basis of parameters described in such trading plans;
•
short sales;
•
distribution to employees, members, limited partners or stockholders;
•
through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;
•
by pledge to secure debt and other obligations;
•
delayed delivery arrangement;
•
one or more underwritten offerings on a firm commitment or best efforts basis;
•
to or through one or more underwriters or broker-dealers;
•
in “at the market” offerings, as defined in Rule 415 under the Securities Act, at negotiated prices;
•
at prices prevailing at the time of sale or at prices related to such prevailing market prices, including sales made directly on a national securities exchange or sales made through a market maker other than on an exchange or other similar offerings through sales agents;
•
directly to purchasers, including through a specific bidding, auction or other process or in privately negotiated transactions or otherwise;
•
in options transactions;
•
through a combination of any of the above methods of sale; or
•
any other method permitted pursuant to applicable law.

We may issue ordinary shares as a dividend or distribution or in a subscription rights offering to our existing shareholders. In some cases, we or dealers acting for us or on our behalf may also repurchase ordinary shares to be canceled, held as treasury shares or reoffered to the public by one or more of the methods described above. We or any selling shareholder may also sell securities under Rule 144 or any other exemption from registration under the Securities Act, if available, rather than under this prospectus. In respect of the ordinary shares offered by any selling shareholder pursuant to this prospectus, any selling shareholder has the sole and absolute discretion not to accept any purchase offer or make any sale of such ordinary shares if they deem the purchase terms to be unsatisfactory at any particular time. Any selling shareholder will act independently of us in making decisions with respect to the timing, manner and size of each sale.

The prospectus supplement or, if appropriate, a post-effective amendment relating to any offering, to the extent required, will be prepared and will identify or describe:

•
the specific ordinary shares to be offered and sold;
•
the names of any selling shareholder, if applicable;
•
any underwriter, dealers or agents;
•
any applicable commissions, discounts, concessions and other items constituting their compensation;
•
the net proceeds to us or any selling shareholder;
•
the purchase price of the ordinary shares;
•
the public offering price of the ordinary shares;
•
other material terms of the offering;
•
settlement of short sales entered into after the date of this prospectus; and
•
confirm any exchange on which the ordinary shares will be listed, if any.

Certain persons participating in an offering pursuant to this prospectus may engage in transactions (including over-allotment, stabilizing transactions, short-covering transactions and penalty bids) that stabilize, maintain or otherwise affect the price of the ordinary shares. For instance, the underwriters, if any, may overallot in connection with the offering, and may bid for, and purchase, the ordinary shares in the open market.

We or any selling shareholder may enter into derivative transactions (including hedging transactions) with third parties, or grant, loan or pledge ordinary shares to third parties in privately negotiated transactions or sell ordinary shares not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell ordinary shares covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use ordinary shares pledged by us or any selling shareholder or borrowed from us or any selling shareholder to settle those sales or to close out any related open borrowings of ordinary shares, and may use ordinary shares received from us or any selling shareholder in settlement of those derivatives to close out any related open borrowings of ordinary shares. The third party in such sale transactions may be an underwriter and, if not identified in this prospectus, will be identified in the applicable prospectus supplement (or a post-effective amendment). In addition, we or any selling shareholder may otherwise loan or pledge ordinary shares to a financial institution or other third party that in turn may sell the ordinary shares short using this prospectus. Such financial institution or other third party may transfer its economic short position to investors in ordinary shares or in connection with a concurrent offering of other securities. If we or any selling shareholder default in the performance of secured obligations, the pledgees or secured parties may offer and sell the pledged ordinary shares from time to time under this prospectus, or under a supplement or amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act. Additionally, ordinary shares may be exchanged pursuant to this prospectus for satisfaction of any selling shareholders’ obligations or other liabilities to their creditors. Such transactions may or may not include brokers or dealers.

Any selling shareholder and any broker-dealers or other agents acting on our behalf that participate with us in the distribution of the ordinary shares, may be deemed to be underwriters, and any commissions received or profit realized by them on the resale of the ordinary shares, may be deemed to be underwriting discounts and commissions under the Securities Act. As a result, we have informed, or will inform, them that Regulation M, promulgated under the Exchange Act, may apply to sales by any broker dealers or other agents acting on our behalf in the market. We may agree to indemnify any broker, dealer or agent that participates in transactions involving the sale of ordinary shares against certain liabilities, including liabilities arising under the Securities Act. Any broker-dealers or other agents who are deemed to by the SEC to be an “underwriter” within the meaning of Section 2(a)(11) of the Securities Act will be subject to the prospectus delivery requirements of the Securities Act.

Any person participating in the distribution of our ordinary shares will be subject to applicable provisions of the Exchange Act, and the applicable SEC rules and regulations, including, among others, Regulation M, which may limit the timing of purchases and sales of our ordinary shares by any such person. Furthermore, Regulation M may restrict the ability of any person engaged in the distribution of our ordinary shares to engage in market-making activities with respect to our ordinary shares. These restrictions may affect the marketability of our ordinary shares and the ability of any person or entity to engage in market-making activities with respect to our ordinary shares.

The underwriters, dealers and agents, as well as their associates, may be customers of or lenders to, and may engage in transactions with and perform services for us. In addition, we may offer ordinary shares to or through our affiliates, as underwriters, dealers or agents. Our affiliates may also offer the ordinary shares in other markets through one or more selling agents, including one another. If so indicated in an applicable prospectus supplement, we will authorize dealers or other persons acting as our agent to solicit offers by some institutions to purchase ordinary shares from us pursuant to contracts providing for payment and delivery on a future date. Institutions with which these contracts may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and others.

In addition, to the extent applicable, we will make copies of this prospectus (as it may be amended or supplemented from time to time) available to any selling shareholder for the purpose of satisfying the prospectus delivery requirements of the Securities Act. Any selling shareholder may indemnify any broker, dealer or agent that participates in transactions involving the sale of our ordinary shares against certain liabilities, including liabilities arising under the Securities Act.

There can be no assurance that we or any selling shareholder will sell any ordinary shares pursuant to this prospectus.

At the time that any particular offering of ordinary shares is made, if required, a prospectus or prospectus supplement, or if appropriate, a post-effective amendment, will be distributed, setting forth the details of the applicable offering, as set out above. Furthermore, we, our executive officers, our directors and major shareholders may agree, subject to certain exemptions and any applicable registration rights agreements, that for a certain period from the date of the prospectus supplement under which the ordinary shares are offered, we and they will not, without the prior written consent of the applicable underwriter, offer, sell, contract to sell, pledge or otherwise dispose of any of our ordinary shares or any securities convertible into or exchangeable for ordinary shares. However, subject to the terms of the applicable lock-up agreements, such underwriter, in its sole discretion, may be able to release any of the securities subject to these lock-up agreements at any time without notice.

Underwriters or agents could make sales in privately negotiated transactions and/or any other method permitted by law, including sales deemed to be an at-the-market offering as defined in Rule 415 promulgated under the Securities Act, which includes sales made directly on or through the NYSE, the existing trading market for our ordinary shares, or sales made to or through a market maker other than on an exchange.

If we offer ordinary shares in a subscription rights offering to our existing shareholders, we may enter into a standby underwriting agreement with dealers, acting as standby underwriters. We may pay the standby underwriters a commitment fee for the ordinary shares they commit to purchase on a standby basis. If we do not enter into a standby underwriting arrangement, we may retain a dealer-manager to manage a subscription rights offering for us.

We will bear costs relating to all of the ordinary shares offered and sold by us under this registration statement. If ordinary shares offered by any selling shareholder pursuant to this prospectus are sold in an underwritten offering, any such selling shareholder will pay any underwriting discounts and commissions, as well as all other expenses, except as may be set forth in any prospectus supplement, incurred in connection with the sale of their ordinary shares.

Agreements that we have entered into or may enter into with underwriters, dealers, agents or remarketing firms may entitle them to indemnification by us against various civil liabilities. These include liabilities under the Securities Act. The agreements may also entitle them to contribution for payments which they may be required to make as a result of these liabilities. Underwriters, dealers, agents or remarketing firms may be customers of, engage in transactions with, or perform services for, us in the ordinary course of business.

Remarketing firms may be deemed to be underwriters in connection with the securities they remarket. Remarketing firms may be entitled under agreements that may be entered into with Birkenstock to indemnification by Birkenstock against certain civil liabilities, including liabilities under the Securities Act, and may be customers of, engage in transactions with or perform services for Birkenstock in the ordinary course of business.

In the event that we do not list the ordinary shares of any series on a U.S. national securities exchange, various broker-dealers may make a market in the ordinary shares, but will have no obligation to do so, and may discontinue any market making at any time without notice. Consequently, it may be the case that no broker-dealer will make a market in the ordinary shares of any series or that the liquidity of the trading market for the ordinary shares will be limited.

Legal Matters

Birkenstock is being represented by Davis Polk & Wardwell London LLP with respect to certain legal matters as to United States law and by Carey Olsen Jersey LLP with respect to certain legal matters as to Jersey law. The valid issuance of the ordinary shares offered by this prospectus will be passed upon for Birkenstock by Carey Olsen Jersey LLP.

Experts

The consolidated financial statements of Birkenstock Holding plc appearing in Birkenstock Holding plc's Annual Report on Form 20-F for the year ended September 30, 2024 have been audited by EY GmbH & Co. KG Wirtschaftsprüfungsgesellschaft, independent registered public accounting firm, as set forth in their report thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

The registered business address of EY GmbH & Co. KG Wirtschaftsprüfungsgesellschaft is Börsenplatz 1, 50667 Cologne, Germany.

Expenses

The following is a statement of the expenses (all of which are estimated), other than any underwriting discounts and commissions and expenses reimbursed by or to us, to be incurred in connection with a distribution of an assumed amount of ordinary shares registered under this registration statement:

Expenses		Amount
U.S. Securities and Exchange Commission registration fee	$	*
FINRA filing fee	$	**
Transfer agent fee	$	**
Printing expenses	$	**
Legal fees and expenses	$	**
Accounting fees and expenses	$	**
Miscellaneous costs	$	**
Total	$	**

* Deferred pursuant to Rule 456(b) of the Securities Act and to be calculated in connection with the offering of securities under this registration statement pursuant to Rule 457(r) of the Securities Act.

** To be provided by a prospectus supplement or as an exhibit to a Report on Form 6-K that is incorporated by reference into this registration statement.

Where You Can Find More Information

Birkenstock Holding plc files annual reports on Form 20-F with, and furnishes other reports and information on Form 6-K to, the SEC. However, as a foreign private issuer, Birkenstock Holding plc and its shareholders are exempt from some of the Exchange Act reporting requirements, including proxy solicitations rules, the short-swing insider profit disclosure rules of Section 16 of the Exchange Act with respect to the ordinary shares and the rules regarding the furnishing of quarterly reports to the SEC, which are required to be furnished only if required or otherwise provided in our home country domicile.

Our filings with the SEC are available through the website maintained by the SEC (www.sec.gov) and on our website at www.birkenstock-holding.com. The reference to our website is an inactive textual reference only and information contained therein or connected thereto are not incorporated into this prospectus or the registration statement of which it forms a part. The ordinary shares are admitted to trading on the NYSE. You can consult reports and other information about Birkenstock that it has filed pursuant to the rules of the NYSE.

We have filed with the SEC a registration statement on Form F-3 relating to the ordinary shares covered by this prospectus. This prospectus is a part of the registration statement and does not contain all the information in the registration statement in accordance with SEC rules and regulations. Whenever a reference is made in this prospectus to a contract or other document of Birkenstock, the reference is only a summary and you should refer to the exhibits that are a part of the registration statement for a copy of the contract or other document. You may review a copy of the registration statement at the SEC’s public reference room in Washington, D.C., as well as through the website maintained by the SEC set out above.

INFORMATION INCORPORATED BY REFERENCE

The SEC allows us to incorporate by reference the information we file with them. This means that we can disclose important information to you by referring to documents. The information that we incorporate by reference is an important part of this prospectus. We incorporate by reference the following documents and any future filings that we make with the SEC under Sections 13(a), 13(c) and 15(d) of the Exchange Act, until we complete the offerings using this prospectus:

•
our Annual Report on Form 20-F for the year ended September 30, 2024, filed with the SEC on December 18, 2024;
•
any future annual reports on Form 20-F filed with the SEC after the date of this prospectus and prior to the termination of the offering of the ordinary shares offered by this prospectus; and
•
any future reports on Form 6-K (or portions thereof) that we furnish to the SEC on or after the date of this prospectus that are specifically identified in such reports as being incorporated by reference in this prospectus.

Information that we file with the SEC will automatically update and supersede the information included in this prospectus or previously incorporated by reference into this prospectus. All information appearing in this prospectus is qualified in its entirety by the information and financial statements, including the notes, contained in the documents that we incorporate by reference in this prospectus.

Upon written or oral request, we will provide to each person, including any beneficial owner, to whom this prospectus is delivered, a copy of any or all of the reports or documents that have been incorporated by reference into this prospectus but not delivered with this prospectus at no cost. If you would like a copy of any of these documents, at no cost, please write or call us at:

Birkenstock Holding plc

Attention: Megan Kulick

Director Investor Relations

1-2 Berkeley Square

London W1J 6EA

United Kingdom

Telephone: +44 2033 270270

Email: ir@birkenstock-holding.com

Neither we nor any selling shareholder have authorized any other person to give any information not contained in or incorporated by reference into this prospectus or the relevant prospectus supplement or in any free writing prospectus prepared by or on behalf of us or any selling shareholder or to which we or any selling shareholder have referred you. Neither we nor any selling shareholder take responsibility for, or provide assurance as to the reliability of, any other information that others may give you. This prospectus and the relevant prospectus supplement and any free writing prospectus prepared by or on behalf of us or any selling shareholder or to which we or any selling shareholder have referred you constitute an offer to sell only the ordinary shares referred to herein and therein, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained or incorporated by reference into this prospectus and the relevant prospectus supplement and in any free writing prospectus prepared by or on behalf of us or any selling shareholder or to which we or any selling shareholder have referred you is current only as of the respective dates of such documents. Our business, financial condition, results of operations and prospects may have changed since those dates.

25,523,226 Ordinary Shares

PROSPECTUS SUPPLEMENT

J.P. Morgan

August 13, 2026